                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement             [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

[X] Definitive proxy statement

[ ] Definitive additional materials

[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                             SEARS, ROEBUCK AND CO.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                             SEARS, ROEBUCK AND CO.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

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[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

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(2) Form, schedule or registration statement no.:

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(3) Filing party:

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(4) Date filed:

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

                             SEARS, ROEBUCK AND CO.
                               3333 BEVERLY ROAD
                        HOFFMAN ESTATES, ILLINOIS 60179

                                 March 17, 2000

                                                              ARTHUR C. MARTINEZ
                                                           Chairman of the Board

Dear Shareholder:

  I am pleased to invite you to attend the Company's 2000 Annual Meeting of Shareholders on Thursday, May 11, 2000. The meeting will begin at 10:00 a.m. in the Merchandise Review Center, Sears Store Support, 3333 Beverly Road, Hoffman Estates, Illinois. For your convenience, we are again broadcasting the meeting live over the internet at www.sears.com.

  The Notice of Annual Meeting and Proxy Statement that follow this letter describe the matters to be voted on during the meeting. Your proxy card and the Company's 1999 Annual Report are also enclosed.

  Whether or not you plan to attend in person, please read the proxy statement and vote your shares. Again this year we are including instructions, attached to your proxy card, for internet and telephone voting. If you prefer, you can always vote by mail by completing your proxy card and returning it in the enclosed postage-paid envelope.

                                                 Sincerely,

                                                 /s/ ARTHUR C. MARTINEZ
                                                 Arthur C. Martinez

                             SEARS, ROEBUCK AND CO.
                               3333 BEVERLY ROAD
                        HOFFMAN ESTATES, ILLINOIS 60179

                                 March 17, 2000

                                                          ANASTASIA D. KELLY
                                                       Executive Vice President,
                                                            General Counsel

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
--------------------------------------------------------------------------------

  Sears, Roebuck and Co. will hold its 2000 Annual Meeting of Shareholders in the Merchandise Review Center, Sears Store Support, 3333 Beverly Road, Hoffman Estates, Illinois, on Thursday, May 11, 2000. The meeting will begin at 10:00 a.m. At the meeting, we will:

     - Elect four directors for terms expiring at the 2003 Annual Meeting of Shareholders;

     - Ratify the recommendation of the Audit Committee that Deloitte & Touche LLP be appointed auditors of the Company for 2000;

     - Vote on the proposed Sears, Roebuck and Co. 2000 Employees Stock Plan;

     - Vote on the shareholder proposal set out in the proxy statement concerning the classified board, if it is properly introduced at the meeting; and

     - Consider any other business properly presented at the meeting.

                                               By Order of the Board of
                                               Directors,

                                               /s/ ANASTASIA D. KELLY
                                               Anastasia D. Kelly
                                               Executive Vice President, General
                                               Counsel

                             YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO VOTE AS SOON AS POSSIBLE BY INTERNET, TELEPHONE OR MAIL.

                                PROXY STATEMENT
--------------------------------------------------------------------------------

This proxy statement and the accompanying proxy card are being mailed to Sears shareholders in connection with the solicitation of proxies by the Board of Directors for the 2000 Annual Meeting of Shareholders. The mailing commenced on or about March 23, 2000.

                               TABLE OF CONTENTS
--------------------------------------------------------------------------------

Questions and Answers.......................................   2
Item 1: Election of Directors...............................   4
Board and Committee Information.............................   8
Directors' Compensation and Benefits........................   9
Beneficial Ownership........................................  10
Executive Compensation......................................  12
Termination of Employment and Change in Control
  Arrangements..............................................  17
Report of the Compensation Committee........................  20
Compensation Committee Interlocks and Insider
  Participation.............................................  22
Performance Graph...........................................  23
Item 2: Appointment of Auditors.............................  24
Item 3: Proposal to Approve Sears, Roebuck and Co. 2000
  Employees Stock Plan......................................  24
Item 4: Shareholder Proposal Regarding the Classified
  Board.....................................................  27
Vendor Standards............................................  28
Certain Transactions........................................  29
Other Matters...............................................  29
Appendix A.................................................. A-1
Appendix B.................................................. B-1

YOU ARE A "SHAREHOLDER OF RECORD" IF YOU HOLD YOUR SHARES DIRECTLY IN YOUR OWN NAME. IF YOU HOLD YOUR SHARES INDIRECTLY IN THE NAME OF A BANK, BROKER OR OTHER NOMINEE, YOU ARE A "STREET-NAME" SHAREHOLDER.

QUESTIONS AND ANSWERS
--------------------------------------------------------------------------------

Q:  WHO CAN VOTE?

A: You can vote if you were a shareholder at the close of business on the record date, March 13, 2000. There were 355,169,996 common shares outstanding on March 13, 2000.

Q:  WHAT AM I VOTING ON?

A: You are voting on:

     - The election of four nominees as directors for terms that expire in 2003. The Board of Directors' nominees are Hall Adams, Jr., James R. Cantalupo,
       W. James Farrell and Richard C. Notebaert.

     - The ratification of the appointment of Deloitte & Touche LLP as independent auditors for 2000.

     - The approval of the Sears, Roebuck and Co. 2000 Employees Stock Plan.

     - The shareholder proposal described beginning on page 27 concerning the classified board, if properly introduced at the meeting.

     The four nominees for director who receive the most votes will be elected. For any other proposal to be approved, more votes must be cast for it than against it.

Q:  HOW WILL THE PROXIES VOTE ON ANY OTHER BUSINESS BROUGHT UP AT THE MEETING?

A: By submitting your proxy card, you authorize the proxies to use their judgment to determine how to vote on any other matter brought before the annual meeting. The Company does not know of any other business to be considered at the annual meeting.

     The proxies' authority to vote according to their judgment applies only to shares you own as the shareholder of record.

Q:  HOW DO I CAST MY VOTE?

A: If you hold your shares as a shareholder of record, you can vote in person at the annual meeting or you can complete and submit a proxy by internet, telephone or mail. If you are a street-name shareholder, you will receive instructions from your bank, broker or other nominee describing how to vote your shares.

     The enclosed proxy card contains instructions for internet, telephone and mail voting. Whichever method you use, the proxies identified on the back of the proxy card will vote the shares of which you are the shareholder of record in accordance with your instructions. If you submit a proxy card without giving specific voting instructions, the proxies will vote those shares as recommended by the Board of Directors.

Q:  HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSALS?

A: The Board recommends you vote for the election of each nominee, for the ratification of the appointment of Deloitte & Touche LLP as independent auditors for 2000, and for the approval of the Sears, Roebuck and Co. 2000 Employees Stock Plan. The Board recommends you vote against the shareholder proposal concerning the classified board.

Q:  CAN I REVOKE MY PROXY CARD?

A: Yes, you can revoke your proxy card by:

     - Submitting a new proxy card;

     - Giving written notice before the meeting to the Secretary of the Company, stating that you are revoking your proxy card; or

     - Attending the meeting and voting your shares in person.

     Unless you decide to vote your shares in person, you should revoke your prior proxy card in the same way you initially submitted it--that is, by internet, telephone or mail.

Q:  WHO WILL COUNT THE VOTE?

A: First Chicago Trust Company of New York, a division of Equiserve ("First
   Chicago"), an independent tabulator, will count the vote. Representatives of Seaway National Bank, an independent bank, will act as the inspectors of election.

Q:  IS MY VOTE CONFIDENTIAL?

A: All proxy cards (including those delivered by internet or telephone) and all vote tabulations that identify an individual shareholder are confidential. Your vote will not be disclosed except:

     - To allow First Chicago to tabulate the vote;

     - To allow Seaway National Bank to certify the results of the vote; and

     - To meet applicable legal requirements.

     First Chicago will transcribe any comments you write on your proxy card and give them to the Secretary, along with your name and address and number of shares voted. However, First Chicago will not disclose how the shares were voted (except insofar as you have described your vote in your comment).

Q:  WHAT IS A "QUORUM"?

A: A quorum is the number of shares that must be present to have the annual meeting. The quorum requirement for the annual meeting is one-third of the outstanding shares as of the record date, present in person or represented by proxy. If you submit a valid proxy card or attend the annual meeting, your shares will be counted to determine whether there is a quorum. Abstentions and broker non-votes count toward the quorum. A "broker non-vote" occurs when a nominee (such as a bank or broker) does not have discretionary voting authority for shares held on behalf of a beneficial owner and does not receive voting instructions from the beneficial owner by ten days before the meeting.

Q:  WILL BROKER NON-VOTES OR ABSTENTIONS AFFECT THE VOTING RESULTS?

A: Although abstentions and broker non-votes count for quorum purposes, they do not count as votes for or against a proposal and will not affect the voting results.

Q:  WHAT SHARES ARE INCLUDED ON MY PROXY CARD?

A: Your proxy card represents all shares registered to your account in the same social security number and address, including any full and fractional shares you own under the Sears, Roebuck and Co. Direct Purchase Stock Plan, the Sears Associate Stock Ownership Plan or the Sears 401(k) Savings Plan.

Q:  HOW ARE SEARS COMMON SHARES IN THE SEARS 401(K) SAVINGS PLAN VOTED?

A: If you hold Sears common shares through the Sears 401(k) Savings Plan, your proxy card will instruct the trustee of the plan how to vote the shares allocated to your plan account. If you do not return your proxy card (or you submit it with an unclear voting designation, or with no voting designation at all), then the plan trustee will vote the shares in your account in proportion to the way the other 401(k) Plan participants vote their shares. 401(k) Plan votes receive the same confidentiality as all other votes.

Q:  WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

A: Your shares are probably registered in more than one account. You should vote each proxy card you receive. Sears encourages you to consolidate all your accounts by registering them in the same name, social security number and address, which you can do by calling Sears Shareholder Services at (800) 732-7780, selecting option # 2, and then pressing "0" to speak to a representative.

Q:  HOW MANY VOTES CAN I CAST?

A: On all matters other than the election of directors, you are entitled to one vote per share. For the election of directors, you can "cumulate" your votes. This means that you can cast a number of votes equal to the number of shares you own multiplied by the number of directors to be elected. For example, if you own 100 common shares, you could cast 400 votes for the election of directors (100 shares x 4 directors to be elected = 400 votes). You could distribute those votes equally among the four nominees or you could allocate some or all of your votes to one or two nominees and cast few or no votes for the remaining nominees.

     Unless you specify otherwise, your proxy card will authorize the proxies in their discretion to cumulate the votes you are entitled to cast and to allocate those votes among the nominees for director. If you wish to specify your cumulative vote and you are a shareholder of record, you must mail in your proxy card. If you wish to specify your cumulative vote and your shares are held in street name, you must follow the voting instructions you receive from your broker.

Q:  WHEN ARE SHAREHOLDER PROPOSALS DUE FOR THE 2001 ANNUAL MEETING OF
    SHAREHOLDERS?

A: If you want to present a proposal from the floor at the 2001 annual meeting, you must give the Company written notice of your proposal no earlier than January 7, 2001 and no later than February 6, 2001. Your notice should be sent to Secretary, Sears, Roebuck and Co., 3333 Beverly Road, Hoffman Estates, IL 60179. Your notice must comply with the Company's By-Laws, the relevant portion of which is attached as Appendix A to this proxy statement. Among other things, the By-Laws provide that only shareholders of record can present proposals at the meeting.

     If you want your proposal to be considered for inclusion in next year's proxy statement, you must submit the proposal in writing to the Secretary so it is received at the above address by November 17, 2000.

Q:  HOW IS THIS PROXY SOLICITATION BEING CONDUCTED?

A: Sears has retained D.F. King to assist in the distribution of proxy materials and solicitation of votes for a fee of $16,500, plus out-of-pocket expenses. Sears will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders. In addition, some employees of the Company and its subsidiaries may solicit proxies. D.F. King and employees of the Company may solicit proxies in person, by telephone and by mail. No employee of the Company will receive special compensation for these services, which the employees will perform as part of their regular duties.

Q: CAN I ACCESS FUTURE ANNUAL MEETING MATERIALS THROUGH THE INTERNET RATHER THAN RECEIVING THEM BY MAIL?

A: Yes. If you vote via the internet, you can also sign up for electronic delivery of future proxy materials. Just follow the instructions that appear after you finish voting at www.sears.com/vote. You will receive an e-mail next year notifying you of the web site containing the 2000 Annual Report and the Proxy Statement for the 2001 annual meeting.

ITEM 1: ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

Item 1 is the election of four directors to the Board of Directors. The Board is grouped into three classes, as nearly equal in number as possible. Directors hold office for staggered terms of three years. One of the three classes is elected each year to succeed the directors whose terms are expiring.

The Board of Directors expects all nominees named below to be available for election. In case any nominee is not available, the proxies can vote your shares for a substitute if you have submitted your proxy card.

The terms of Hall Adams, Jr. and Richard C. Notebaert expire at the 2000 annual meeting. They have each been nominated to serve another term in Class C expiring in 2003. In addition, W. James Farrell, who was elected by the Board to serve as a director on August 11, 1999, and James R. Cantalupo have been nominated to serve in Class C for terms expiring in 2003. Alston D. Correll, Jr. and Patrick
G. Ryan, Class C directors whose terms expire at the 2000 annual meeting, are not standing for reelection. Clarence B. Rogers, Jr., formerly a Class A director, retired on October 24, 1999.

The directors in Class A are serving terms that expire in 2001, and the directors in Class B are serving terms that expire in 2002.

Information as to each Class C nominee and as to directors continuing in Classes A and B follows.

THE BOARD RECOMMENDS THAT YOU VOTE IN FAVOR OF ELECTING THE FOUR NOMINEES.

NOMINEES FOR DIRECTOR

CLASS C: TERM EXPIRING AT THE 2003 ANNUAL MEETING OF SHAREHOLDERS

                           HALL ADAMS, JR.

                [PHOTO]    Chairman of the Board and Chief Executive Officer of Leo
                           Burnett Company, Inc. (advertising agency) from January 1987 until his retirement on January 1, 1992. Mr. Adams is also a director of The Dun & Bradstreet Corporation and McDonald's
                           Corporation and a Trustee of Rush-Presbyterian-St. Luke's
                           Medical Center.
                           Director since 1993. Age 66.

                           JAMES R. CANTALUPO

                [PHOTO]    Vice Chairman and President of McDonald's Corporation
                           (restaurant chain) since December 1999, Vice Chairman of
                           McDonald's Corporation and Chairman and Chief Executive
                           Officer, McDonald's International, from August 1998 to
                           December 1999. Mr. Cantalupo served as President and Chief
                           Executive Officer, McDonald's International from 1991 to
                           1998. Mr. Cantalupo is also a director of McDonald's
                           Corporation and Rohm & Haas Co.
                           Nominee. Age 56.

                           W. JAMES FARRELL

                [PHOTO]    Chairman and Chief Executive Officer of Illinois Tool Works,
                           Inc. (manufacturing and marketing of engineered components)
                           since 1996. Mr. Farrell served as President and Chief
                           Executive Officer of Illinois Tool Works, Inc. in 1995, and
                           previously served as Executive Vice President of the
                           company. Since joining Illinois Tool Works, Inc. in 1965, he has held numerous general manager and vice president
                           positions. Mr. Farrell is a director of The Allstate
                           Corporation, and The Quaker Oats Company. He is a Trustee of
                           Northwestern University, the Chicago Symphony Orchestra,
                           Rush-Presbyterian-St. Luke's Medical Center, and the Museum
                           of Science and Industry, where he is Chairman of the Board of Trustees.
                           Director since 1999. Age 57.

                           RICHARD C. NOTEBAERT

                [PHOTO]    Chairman of the Board, President and Chief Executive Officer
                           of Ameritech Corporation (telephone, data and video
                           communications) from April 1994 until his retirement in
                           December 1999. Mr. Notebaert served as President and Chief
                           Executive Officer of Ameritech from January 1994 to April
                           1994, as President and Chief Operating Officer from June
                           1993 to January 1994 and as Vice Chairman from January 1993 to June 1993. He held other executive positions with
                           Ameritech from 1986 to January 1993. Mr. Notebaert is a
                           director of Aon Corporation, a director of Cardinal Health
                           Care, a Charter Trustee of Northwestern University and a
                           Trustee of the University of Notre Dame and the Chicago
                           Symphony Orchestra.
                           Director since 1996. Age 52.

DIRECTORS WHOSE TERMS OF OFFICE CONTINUE

CLASS A: TERM EXPIRING AT THE 2001 ANNUAL MEETING OF SHAREHOLDERS

                           WARREN L. BATTS

                [PHOTO]    Chairman and Chief Executive Officer of Tupperware
                           Corporation (consumer products) from June 1996 until his
                           retirement on September 30, 1997, and Chairman of Premark
                           International, Inc. (consumer and commercial products) from
                           May 1996 until his retirement on September 30, 1997. Mr.
                           Batts was Chairman and Chief Executive Officer of Premark
                           International, Inc. from September 1986 to May 1996. In
                           addition, Mr. Batts is a director of The Allstate
                           Corporation, Cooper Industries, Inc., Derby Cycle
                           Corporation and Sprint Corporation. He is Chairman of the
                           Board of Directors of Children's Memorial Hospital of
                           Chicago and is a Trustee of The Art Institute of Chicago and
                           Northwestern University.
                           Director since 1986. Age 67.

                           ARTHUR C. MARTINEZ

                [PHOTO]    Chairman of the Board, President and Chief Executive Officer
                           of Sears, Roebuck and Co. since August 1995 and Chairman and
                           Chief Executive Officer of the former Merchandise Group of
                           Sears from September 1992 until August 1995. Mr. Martinez
                           previously served as Vice Chairman and a director of Saks
                           Fifth Avenue from August 1990 to August 1992. Mr. Martinez is a director of the National Urban League, Northwestern
                           Memorial Hospital and PepsiCo, Inc. and is a Trustee of
                           Northwestern University, the Chicago Symphony Orchestra and
                           The Art Institute of Chicago. Mr. Martinez serves as
                           Chairman of The Federal Reserve Bank of Chicago.
                           Director since 1995. Age 60.

                           HUGH B. PRICE

                [PHOTO]    President and Chief Executive Officer of the National Urban
                           League (social services and welfare organization) since July
                           1994. Mr. Price served as the Vice President of the
                           Rockefeller Foundation from November 1988 to June 1994. He is a director of Bell Atlantic Corporation, New England
                           Telephone & Telegraph Co. and New York Telephone Company.
                           Mr. Price is also a Trustee of the Committee for Economic
                           Development, Educational Testing Service and the Urban
                           Institute.
                           Director since 1997. Age 58.

CLASS B: TERM EXPIRING AT THE 2002 ANNUAL MEETING OF SHAREHOLDERS

                           BRENDA C. BARNES

                [PHOTO]    Interim President, Chief Operating Officer, Starwood Hotels
                           and Resorts from November 1999 until March, 2000. Ms. Barnes served as President and Chief Executive Officer of PepsiCola
                           North America (beverages) from April 1996 until her
                           retirement in January 1998. Ms. Barnes served as Chief
                           Operating Officer of PepsiCola North America from January
                           1994 to March 1996 and held other positions with PepsiCo,
                           Inc. since 1976. She is a director of Avon Products, Inc.,
                           Lucas Digital LTD and Lucas Arts Entertainment Company LLC,
                           and The New York Times Company.
                           Director since 1997. Age 46.

                           MICHAEL A. MILES

                [PHOTO]    Chairman of the Board and Chief Executive Officer of Philip
                           Morris Companies Inc. (consumer products) from September
                           1991 until his retirement in July 1994. Mr. Miles is a
                           Special Limited Partner of Forstmann Little & Co.
                           (investment firm). He is also a director of The Allstate
                           Corporation, Community Health Systems, Inc., Interpublic
                           Group of Companies, Morgan Stanley Dean Witter & Co., Dell
                           Computer Corp., and Time Warner Inc. Mr. Miles is also a
                           Trustee of Northwestern University.
                           Director since 1992. Age 60.

                           DOROTHY A. TERRELL

                [PHOTO]    President, Services Group, and Senior Vice President,
                           Worldwide Sales, of Natural MicroSystems Corporation (a
                           telecommunications company) since February 1998. Ms. Terrell served as President of SunExpress, Inc., an operating
                           company of Sun Microsystems, Inc., and as a Corporate
                           Executive Officer of Sun Microsystems, Inc. from August 1991 until September 1997. Ms. Terrell served as a Group Manager in Digital Equipment Corporation from October 1987 to July
                           1991. She is a director of General Mills, Inc., Herman
                           Miller, Inc. and Massachusetts Technology Development
                           Corporation. She is also a director of the National Housing
                           Partnership Foundation and is a member of the Advisory
                           Council of the Stanford Graduate School of Business.
                           Director since 1995. Age 54.

IN ADDITION TO ATTENDING BOARD AND COMMITTEE MEETINGS, DIRECTORS FREQUENTLY COMMUNICATE WITH MR. MARTINEZ AND THE COMPANY'S ADVISORS.

BOARD AND COMMITTEE INFORMATION
--------------------------------------------------------------------------------

The Board of Directors and four committees of the Board govern Sears. During 1999, the Board met six times. Directors discharge their responsibilities throughout the year at Board and committee meetings and also through considerable telephone contact and other communications with Mr. Martinez and other key executives, as well as with external advisors such as legal counsel, outside auditors and investment bankers.

The average attendance at Board and committee meetings was 94% in 1999. No director attended fewer than 75% of the meetings of the Board and of the committees of which the director was a member in 1999 except for Mr. Ryan, who was out of the country on one meeting date and had a family illness on one meeting date.

The following table identifies the 1999 membership of board committees and states the number of committee meetings held during 1999. A summary of each committee's responsibilities follows the table.

------------------------------------------------------------------------------------------------------------------
             DIRECTOR                 AUDIT           COMPENSATION          EXECUTIVE          NOMINATING
    -------------------------------------------------------------------------------------------------
    Hall Adams, Jr.                     X                                                           X
    -------------------------------------------------------------------------------------------------
    Brenda C. Barnes                    X                   X*
    -------------------------------------------------------------------------------------------------
    Warren L. Batts                     X*                                      X                   X
    -------------------------------------------------------------------------------------------------
    Alston D. Correll, Jr.              X                   X
    -------------------------------------------------------------------------------------------------
    W. James Farrell                    X                   X
    -------------------------------------------------------------------------------------------------
    Michael A. Miles                                        X                   X                   X*
    -------------------------------------------------------------------------------------------------
    Arthur C. Martinez                                                          X*
    -------------------------------------------------------------------------------------------------
    Richard C. Notebaert                X                                                           X
    -------------------------------------------------------------------------------------------------
    Hugh B. Price                       X                                                           X
    -------------------------------------------------------------------------------------------------
    Patrick G. Ryan                                         X                                       X
    -------------------------------------------------------------------------------------------------
    Dorothy A. Terrell                  X                   X
    -------------------------------------------------------------------------------------------------
    No. of Meetings in 1999             4                   5                   0                   3
    -------------------------------------------------------------------------------------------------
    * Committee Chair
------------------------------------------------------------------------------------------------------------------

AUDIT COMMITTEE FUNCTIONS

- Review the Company's annual financial statements and make recommendations to the Board on appointment of independent auditors and the scope of audits.

- Advise the Board with respect to recommendations by the internal auditors and independent accountants regarding the Company's accounting methods and controls.

- Review reports from the Company's compliance office concerning management's compliance with Company ethics policies and applicable law.

-  Review the status of material litigation involving the Company.

COMPENSATION COMMITTEE FUNCTIONS

- Approve the compensation of the Chief Executive Officer and other officers of the Company.

- Administer all benefit plans, including stock option plans, that affect officers' compensation.

EXECUTIVE COMMITTEE

- Perform certain Board duties between Board meetings, if necessary. (Did not meet in 1999.)

NOMINATING COMMITTEE FUNCTIONS

- Evaluate the performance of the Board of Directors and the Chairman and Chief Executive Officer.

-  Review succession plans for the Chairman and Chief Executive Officer.

- Make recommendations to the Board concerning the composition of the Board, the compensation of directors, the election of executive officers, the appointment of the Chairman for each committee of the Board, and the procedures for shareholder voting.

-  Review the Company's corporate governance guidelines.

You can recommend a director candidate to the Nominating Committee, and the committee will evaluate the candidate's qualifications. Alternatively, you can nominate a candidate for election to the Board by complying with the nomination procedures in the Company's By-Laws. If you want to submit a nomination, you should review the By-Law requirements on nominations by shareholders, which are included in the excerpt from the By-Laws that is attached in Appendix A to this proxy statement. The Company must receive your nomination of a candidate for director for the 2001 annual meeting no earlier than January 7, 2001 and no later than February 6, 2001.

DIRECTORS' COMPENSATION AND BENEFITS
--------------------------------------------------------------------------------

In order to align directors' interests with shareholders' interests, directors' compensation is paid in the form of deferred shares, stock options and cash.

- Each year, the Company grants to each director deferred shares valued at approximately $30,000. The deferred shares vest over the twelve-month period following the grant date. The directors receive their vested deferred shares when they leave the Board.

- The Company annually grants each director an option to purchase Sears common shares. The option is valued at approximately $30,000 and vests on the first anniversary of the grant date. The option exercise price equals the fair market value of the underlying shares on the grant date.

- The Company pays each director an annual $30,000 cash retainer, payable in quarterly installments. The Company pays the chairs of the Audit, Compensation and Nominating Committees an additional annual cash retainer of $5,000.

The actual number of deferred shares and option shares granted each year depends on the price of Sears common shares on the grant date. On May 13, 1999, the Company granted each director 594 deferred shares and an option to buy 1,784 shares at an exercise price of $50.44. On August 11, 1999, upon W. James Farrell's election to the Board, the Company granted him 448 deferred shares and a option to buy 1,680 shares at an exercise price of $40.16, both representing a prorated share of the annual grants.

Non-employee directors who were first elected to the Board prior to December 31, 1995 will receive $30,000 annually after they retire from the Board pursuant to the Non-Employee Director Retirement Plan. That plan was terminated in 1995.

BENEFICIAL OWNERSHIP
--------------------------------------------------------------------------------

SECURITY OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

---------------------------------------------------------------------------------------------
                                                   SEARS COMMON      SUM OF COMMON SHARES
                                  SEARS COMMON         SHARE          PLUS COMMON SHARE
    NAME                           SHARES (A)     EQUIVALENTS (B)        EQUIVALENTS
    --------------------------    ------------    ---------------    --------------------
    Hall Adams, Jr.                   9,491(c)        --                      9,491
    -------------------------------------------------------------------------------------
    Brenda C. Barnes                  4,685(d)        --                      4,685
    -------------------------------------------------------------------------------------
    Warren L. Batts                  10,091(c)        28,359                 38,450
    -------------------------------------------------------------------------------------
    James R. Cantalupo                   --               --                     --
    -------------------------------------------------------------------------------------
    Alston D. Correll, Jr.            7,907(e)         2,407                 10,314
    -------------------------------------------------------------------------------------
    W. James Farrell                    294(f)        --                        294
    -------------------------------------------------------------------------------------
    Arthur C. Martinez            1,108,776(g)        --                  1,108,776
    -------------------------------------------------------------------------------------
    Michael A. Miles                 11,762(c)         8,777                 20,539
    -------------------------------------------------------------------------------------
    Richard C. Notebaert              7,396(h)         2,050                  9,446
    -------------------------------------------------------------------------------------
    Hugh B. Price                     4,956(i)         1,887                  6,843
    -------------------------------------------------------------------------------------
    Patrick G. Ryan                   5,938(i)         1,304                  7,242
    -------------------------------------------------------------------------------------
    Dorothy A. Terrell                9,541(c)        --                      9,541
    -------------------------------------------------------------------------------------
    Mark A. Cohen                    55,363(j)        --                     55,363
    -------------------------------------------------------------------------------------
    Julian C. Day                    69,135(k)        --                     69,135
    -------------------------------------------------------------------------------------
    Anastasia D. Kelly               58,333(l)        --                     58,333
    -------------------------------------------------------------------------------------
    Alan J. Lacy                    269,392(m)        --                    269,392
    -------------------------------------------------------------------------------------
    All directors, nominees
    and executive officers        2,137,405(n)        54,716              2,192,121
    as a group
---------------------------------------------------------------------------------------------

NOTES TO SECURITY OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS TABLE:

(a)  Ownership is as of January 31, 2000 and includes:

    - Shares in which the director, nominee or executive officer may be deemed to have a beneficial interest; and

    - Shares held as nontransferable restricted shares, which are subject to forfeiture under certain circumstances.

    Each director, nominee and executive officer has sole voting and investment power with respect to the common shares listed on the table next to his or her name, except that voting or investment power is shared as follows:

         Brenda C. Barnes      1,000 shares
         Richard C. Notebaert    100 shares
         Hugh B. Price            18 shares
         Patrick G. Ryan       1,000 shares

(b) Common share equivalents represent fees deferred by directors and salary and bonuses deferred by officers at the individual director's or officer's request. Deferred amounts are converted into common share equivalents, the value of which mirrors the value of Sears common shares. Common share equivalents are paid out in cash when the director or officer ceases to serve as a director or officer. Accordingly, the amounts ultimately realized by the directors and officers will reflect all changes in the market value of Sears common shares from the date of deferral until the date of payout.

(c) Includes 2,595 vested deferred shares and 5,796 shares subject to option.

(d) Includes 1,416 vested deferred shares and 2,269 shares subject to option.

(e) Includes 2,145 vested deferred shares and 4,762 shares subject to option.

(f) Represents 294 vested deferred shares.

(g) Includes 1,003,056 shares subject to option and 1,215 shares credited to Mr. Martinez's account in the Sears 401(k) Savings Plan.

(h) Includes 2,304 vested deferred shares and 4,992 shares subject to option.

(i) Includes 1,680 vested deferred shares and 3,258 shares subject to option.

(j) Includes 25,150 shares subject to option and 184 shares credited to Mr. Cohen's account in the Sears 401(k) Savings Plan.

(k) Includes 44,135 shares subject to option.

(l) Includes 33,333 shares subject to option.

(m) Includes 187,120 shares subject to option and 603 shares credited to Mr. Lacy's account in the Sears 401(k) Savings Plan.

(n) Includes 19,899 vested deferred shares, 1,727,581 shares subject to option and 10,706 shares credited to executive officers' accounts in the Sears 401(k) Savings Plan.

To the knowledge of the Company, as of January 31, 2000 and excluding common share equivalents, no director, nominee or executive officer had a beneficial interest in more than 0.31% of Sears outstanding common shares, and all directors, nominees and executive officers together beneficially owned an aggregate of .58% of Sears outstanding common shares.

James R. Clifford, an executive officer of the Company, also owns 11,000 common shares of Sears Canada Inc., a subsidiary of the Company.

SECURITY OWNERSHIP OF 5% SHAREHOLDERS

----------------------------------------------------------------------------------------------------
                                            AMOUNT AND NATURE OF              PERCENT
                                            BENEFICIAL OWNERSHIP:               OF
    NAME AND ADDRESS                       SEARS COMMON SHARES (A)             CLASS
    ------------------------------------------------------------------------------------------------
    Sanford C. Bernstein & Co., Inc.            31,044,229(b)                  8.2%
    767 Fifth Avenue
    New York, New York 10153
    State Street Bank and Trust Company         36,460,955(c)                 9.89%
    One International Place
    Boston, Massachusetts 02110
----------------------------------------------------------------------------------------------------

NOTES TO SECURITY OWNERSHIP OF 5% SHAREHOLDERS TABLE:

(a) Beneficial ownership is based on the Schedule 13G most recently filed by the shareholder for ownership as of 12/31/99. Beneficial ownership may under certain circumstances include both voting power and investment power. Information is provided for reporting purposes only and should not be construed as an admission of actual beneficial ownership.

(b) Sanford C. Bernstein & Co., Inc. held these shares on behalf of individual and institutional clients.

(c) The number shown includes 29,895,900 shares held by State Street Bank and Trust Company, Trustee under The Sears 401(k) Profit Sharing Trust Agreement on behalf of participants in the 401(k) Savings Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The rules of the Securities and Exchange Commission require the Company to disclose late filings of stock transaction reports by its directors and executive officers. Based solely on a review of reports filed by the Company on these individuals' behalf and written representations from them that no other reports were required, all Section 16(a) filing requirements were met during fiscal 1999.

EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

The following Summary Compensation Table shows compensation information for Mr. Martinez, Sears Chairman, President and Chief Executive Officer, and the four other executive officers who were most highly compensated in 1999 (the "Named Officers"). The Board of Directors designates executive officers.

------------------------------------------------------------------------------------------------------------------------------
                                                    SUMMARY COMPENSATION TABLE
------------------------------------------------------------------------------------------------------------------------------
                                                                                LONG-TERM COMPENSATION
                                                                          -----------------------------------
                                     ANNUAL COMPENSATION                           AWARDS             PAYOUTS
                        ----------------------------------------------    ------------------------    -------
                                                                          RESTRICTED    SECURITIES
                                                          OTHER ANNUAL      SHARE       UNDERLYING     LTIP      ALL OTHER
         NAME AND                SALARY        BONUS      COMPENSATION      AWARDS       OPTIONS      PAYOUTS      COMP.
    PRINCIPAL POSITION  YEAR       ($)        ($)(A)         ($)(B)         ($)(C)         (#)          ($)       ($)(D)
    ----------------------------------------------------------------------------------------------------------------------
    Arthur C. Martinez  1999    1,200,000    2,198,550      262,851          --          247,742      455,835      7,000
    Chairman,
    President           1998    1,150,000      980,088      245,987          --          137,515        --         7,000
    & CEO               1997    1,125,000       --          511,974          --          500,000      771,093      6,650

    Mark A. Cohen       1999      500,068      623,009        7,898       1,125,000       70,000      247,718      7,000
    President,
    Softlines Chief
    Marketing Officer

    Julian C. Day       1999      415,479      517,625       --           1,093,750      229,814(e)     --         --
    Executive Vice
    President and COO

    Anastasia D. Kelly  1999      386,849      581,954       --           1,028,250      125,400       84,375      --
    Executive Vice
    President, General
    Counsel

    Alan J. Lacy        1999      566,712      827,256        3,940       1,125,000(f)    40,000      174,130      7,000
    President,
    Services            1998      488,329      613,176        3,000       1,226,563       53,000        --         7,000
                        1997      447,500       --            1,401       1,028,346(g)   100,000      233,583      6,650
------------------------------------------------------------------------------------------------------------------------------

NOTES TO SUMMARY COMPENSATION TABLE:

(a) The amounts in this column were all awarded under the Company's Annual Incentive Plan, except that the amount disclosed for Ms. Kelly includes a payment of $100,000 in April, 1999 as a sign-on bonus.

(b) Represents tax reimbursement payments and/or above-market interest on deferred compensation. For Mr. Martinez, the figure also includes use of corporate transportation and financial planning.

(c) Restricted share awards are valued at the closing price of Sears common shares on the date of grant. The Company pays dividends on restricted shares at the same rate paid to all shareholders.

     On December 31, 1999, the Named Officers owned the restricted shares set forth in the table below. The market value is based on the closing price of Sears common shares on December 31, 1999, which was $30.38.

                        Mr. Martinez    Mr. Lacy    Mr. Cohen   Mr. Day    Ms. Kelly
                        ------------    --------    ---------   -------    ---------
    Number of Shares      --             68,299      28,334      25,000     25,000
    Market Value          --           $2,074,924   $860,787    $759,500   $759,500

    On February 2, 1998, Mr. Cohen received an award of restricted stock that vests in three equal annual installments beginning one year from the date of grant. On March 1, 1999, Ms. Kelly received an award of restricted stock that vests in three installments over five years, beginning two years from the date of grant. All other restricted stock awards reported in the table vest in three years or more from the date of grant.

(d) Unless otherwise footnoted, these amounts represent the Company's matching contributions under the Sears 401(k) Savings Plan and under the Company's nonqualified Management Supplemental Deferred Profit Sharing Plan.

(e) A portion of these options are subject to performance-based vesting requirements. For a description of the vesting requirements, see "Performance-Based Restricted Shares" on page 19.

(f) Restricted shares represented by this award will be forfeited to the extent that the performance-based vesting requirements for the restricted stock award to Mr. Lacy in 1997 are met (described under "Performance-Based Restricted Shares" on page 19).

(g) This award is subject to both performance-based vesting requirements and lapse of time vesting requirements. For a description of the vesting requirements, see "Performance-Based Restricted Shares" on page 19.

STOCK OPTIONS

The following table summarizes all stock options the Board granted to the Named Officers during 1999. Individual grants are listed separately for each Named Officer. The table also shows the estimated present value of each grant as of the date the option was granted.

-----------------------------------------------------------------------------------------------------
    OPTION GRANTS IN 1999
                                                      INDIVIDUAL GRANTS(A)
                                -----------------------------------------------------------------
                                NUMBER OF     % OF TOTAL
                                SECURITIES     OPTIONS
                                UNDERLYING    GRANTED TO    EXERCISE                  GRANT DATE
                                 OPTIONS      EMPLOYEES     OR BASE     EXPIRATION      PRESENT
              NAME               GRANTED       IN 1999      PRICE($)       DATE       VALUE($)(B)
    ---------------------------------------------------------------------------------------------
    Arthur C. Martinez           123,871        2.18%        $40.07      02/02/09     $1,920,001
                                 123,871(c)     2.18%        $44.07      03/10/09     $1,920,001
    Mark A. Cohen                 35,000        0.61%        $40.07      02/02/09     $  542,500
                                  35,000(c)     0.61%        $44.07      03/10/09     $  542,500
    Julian C. Day                 65,000(d)     1.14%        $56.13      03/12/07     $  864,500
                                 132,407(e)     2.33%        $43.97      03/22/09     $2,052,309
                                  32,407(c)     0.57%        $43.97      03/22/09     $  502,309
    Anastasia D. Kelly           100,000        1.76%        $40.85      03/01/09     $1,550,000
                                  25,400        0.44%        $44.07      03/10/09     $  393,700
    Alan J. Lacy                  40,000        0.70%        $40.07      02/02/09     $  620,000
-----------------------------------------------------------------------------------------------------

NOTES TO OPTION GRANTS TABLE:

(a) Except as otherwise described in footnotes (c), (d) and (e), the options in this table have the following material terms. All options become exercisable in three equal annual installments beginning one year from the date of grant. The option exercise price equals the fair market value of a common share on the date of grant. The options include tax withholding rights, which permit the option holder to elect to have shares withheld to satisfy tax withholding requirements. The option holder can pay the option exercise price by tendering Sears common shares, which in turn gives the option holder the right to purchase the same number of shares tendered at a price equal to the fair market value on the exercise date. The options do not include tandem stock appreciation rights but do include limited stock appreciation rights, which become exercisable in certain cases upon a change in control. Upon retirement of the option holder, options will continue to vest but the number of shares subject to the option will be reduced proportionately to reflect the retirement date.

(b) These values were calculated using the Black-Scholes option pricing model applied as of the grant date. Except as described in the next sentence, the assumptions used to calculate these values were as follows: Dividend yield -- 1.94%; expected volatility -- 28%; risk-free interest rates -- 4.84%; and an option exercise date 6 years from the date of grant (the expected life of the option). With respect to the grant described in footnote (c), the Black-Scholes value was based on the above assumptions except the assumed exercise date was 8 years from the date of grant and the value was adjusted to reflect the estimated probability that the performance-based requirements will be met. The actual value realized may vary significantly from these estimated values and will ultimately depend upon the excess of the stock price over the exercise price on the date the option is exercised.

(c) These options have the features described in footnote (a), except that they vest in three equal annual installments beginning two years from the date of grant.

(d) This option has the features described in footnote (a), except that it is subject to the time-based vesting schedule and the performance-based vesting conditions described under "Performance-Based Stock Options" on page 18, has no reload feature, and has an exercise price of $56.13.

(e) This option has the features described in footnote (a), except that it does not continue to vest after Mr. Day's retirement.
 14

THE PERFORMANCE CRITERIA IN THE LONG-TERM PERFORMANCE PLAN ARE DESIGNED TO PROVIDE INCENTIVES TO LONG-TERM PERFORMANCE PLAN PARTICIPANTS TO MAKE SEARS A "COMPELLING PLACE TO WORK, SHOP AND INVEST."

The following table shows options that Named Officers exercised during 1999 and the number of shares and the value of grants outstanding as of January 1, 2000 for each Named Officer.

----------------------------------------------------------------------------------------------------------------------------
                                    AGGREGATED OPTION EXERCISES IN 1999 AND FISCAL YEAR
                                                     END OPTION VALUES
                                                              NUMBER OF SECURITIES             VALUE OF UNEXERCISED,
                                                             UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS
                                                              OPTIONS AT 01/01/00                 AT 01/01/00(A)
                            SHARES                       ------------------------------    -----------------------------
                           ACQUIRED          VALUE        EXERCISABLE     UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
           NAME         ON EXERCISE(#)    REALIZED($)    (# OF SHARES)    (# OF SHARES)     ($ VALUE)        ($ VALUE)
    --------------------------------------------------------------------------------------------------------------------
    Arthur C. Martinez     --               --              915,928          839,419        8,315,435          --
    Mark A. Cohen          --               --                6,742           83,485           --              --
    Julian C. Day          --               --               --              229,814           --              --
    Anastasia D. Kelly     --               --               --              125,400           --              --
    Alan J. Lacy           --               --              156,121          175,334          506,514          --
----------------------------------------------------------------------------------------------------------------------------

NOTES TO OPTION EXERCISES TABLE:

(a) Value of unexercised, in-the-money options based on the closing market price of a Sears common share of $30.38 as of the last trading day of the Company's fiscal year.

LONG-TERM INCENTIVE PLAN

The performance criteria in the Company's Long-Term Incentive Plan measure increases in associate satisfaction ("Work"), customer satisfaction ("Shop"), and the Company's financial performance ("Invest") over a three-year performance cycle. The Company established goals for the performance measures at the beginning of the current performance cycle (1999-2001). The actual payout that executives will earn under the current cycle is based on the degree to which the Company achieves those goals.

----------------------------------------------------------------------------------------------------
                        LONG-TERM INCENTIVE PLAN -- COVERING 1999-2001 CYCLE
                                    (TO BE PAID IN MARCH, 2002)
                                                              ESTIMATED FUTURE PAYOUTS
                            PERFORMANCE OR              UNDER NON-STOCK PRICE-BASED PLANS(A)
                          OTHER PERIOD UNTIL         -------------------------------------------
           NAME          MATURATION OR PAYOUT        THRESHOLD($)      TARGET($)      MAXIMUM($)
    --------------------------------------------------------------------------------------------
    Arthur C. Martinez  1/1/99 through 12/31/01        166,397          998,784       1,498,176
    Mark A. Cohen       1/1/99 through 12/31/01         67,850          407,263         610,895
    Julian C. Day       1/1/99 through 12/31/01         67,582          405,652         608,478
    Anastasia D. Kelly  1/1/99 through 12/31/01         84,375          343,284         514,926
    Alan J. Lacy        1/1/99 through 12/31/01         74,680          448,259         672,389
----------------------------------------------------------------------------------------------------

NOTE TO LONG-TERM INCENTIVE PLAN TABLE:

(a) Awards will be paid in cash. The Company sets target awards for participants at the beginning of each performance cycle, based on "work, shop and invest" goals and a percentage of estimated aggregate salary during the performance cycle. Actual awards are based on the achievement of goals and the actual salary the individual earned during the cycle, to the extent permitted by appropriate tax authority. The maximum award for a participant is 150% of target.

ANNUAL RETIREMENT BENEFITS UNDER THE BASIC AND SUPPLEMENTAL PENSION PLANS ARE GENERALLY PAYABLE IN MONTHLY INSTALLMENTS FOR LIFE.

PENSION PLAN

The Company maintains basic and supplemental pension plans that, subject to vesting conditions, provide retirement benefits for all full-time and certain part-time United States associates of the Company and its subsidiaries. Through December 31, 1999, annual retirement benefits under the pension plans were based upon credited years of service and the average annual cash compensation of the associate's highest five successive calendar years of earnings out of the ten years immediately preceding termination of employment ("final average annual compensation").

In 1995, the Company changed the manner of computing retirement benefits for years of service after January 1, 2000. Under the new formula, retirement benefits are now based on the individual's cash compensation each year instead of his or her final average annual compensation. "Cash compensation" for pension plan purposes generally consists of salary and annual bonus. In the case of the Named Officers, it consists of the amounts shown in the salary and bonus columns in the Summary Compensation Table on page 12.

Benefits earned through December 31, 1988 are reduced by a portion of the participant's estimated social security benefits. All benefits earned prior to January 1, 2000 are added to any benefits earned under the new formula.

As of December 31, 1999, and rounded to the nearest whole number, credited years of service under the pension plans for the Named Officers were as follows:
Arthur C. Martinez, 17; Mark A. Cohen, 1; Julian C. Day, 1; Anastasia D. Kelly, 0; and Alan J. Lacy, 4.

- Mr. Martinez's credited years of service include 10 years credited under his employment contract, the term of which expired in 1995. In addition, Mr. Martinez became eligible to participate in the pension plans immediately upon signing his employment agreement, without having to complete the normal one-year waiting period prior to eligibility.

- Mr. Day became eligible to participate in the pension plans immediately upon signing his employment offer, without having to complete the normal one-year waiting period prior to eligibility.

- Ms. Kelly receives a 2-year-for-1-year service credit up until age 60, under the terms of her employment offer.

The Pension Plan Table below shows annual retirement benefits that would be payable based upon various assumptions as to annual cash compensation and years of service. It assumes retirement on December 31, 2000 at age 65. The table also assumes that benefits will be payable over the participant's lifetime with no survivor benefits.

PENSION PLAN TABLE

------------------------------------------------------------------------------
                                      YEARS OF SERVICE
                   -------------------------------------------------------
    REMUNERATION      5         10         15          25           35
    ------------   -------   --------   --------   ----------   ----------
     $1,000,000    $71,100   $141,300   $217,200     $367,400     $522,300
     $1,650,000    117,900    234,700    360,600      610,200      867,300
     $2,300,000    164,800    328,000    504,100      853,000    1,212,200
     $2,950,000    211,700    421,300    647,600    1,095,900    1,557,200
     $3,600,000    258,600    514,600    791,000    1,338,700    1,902,200
     $4,250,000    305,500    607,900    934,500    1,581,500    2,247,100
------------------------------------------------------------------------------

A STOCK OPTION IS A RIGHT TO BUY SEARS COMMON SHARES IN THE FUTURE AT A PRICE EQUAL TO THE TRADING PRICE OF SEARS COMMON SHARES ON THE DATE THE COMPANY GRANTS THE OPTION.

TERMINATION OF EMPLOYMENT AND
CHANGE IN CONTROL ARRANGEMENTS
--------------------------------------------------------------------------------

OFFICERS' AGREEMENTS

The Named Officers have entered into agreements with the Company that require the Named Officers to maintain the confidentiality of information concerning the Company's business. The agreements also prohibit the Named Officers from working for a competitor of the Company or hiring any Sears employees for two years after their employment with the Company ends (three years for Mr. Martinez). Under the agreements, if the Company terminates a Named Officer's employment without cause, the Named Officer will receive the following benefits:

- Two years of salary continuation (three years for Mr. Martinez), which includes annual base pay and annual bonus target calculated for the year the Named Officer's employment with the Company ends;

-  All Company benefits during the salary continuation period; and

-  Continued vesting of stock options during the salary continuation period.

After the first year, salary continuation payments will be reduced by the amount of any compensation and benefits the Named Officer receives from other employment.

If the Named Officer's employment is terminated in connection with a "change in control" of Sears, the Named Officer will receive the following benefits:

-  Prorated salary, including base pay and target bonus, as of the termination,

- A lump sum equal to two years of annual base pay (three years for Mr. Martinez) plus two times the annual bonus target (three times for Mr. Martinez), determined by the year of termination, and

- All company benefits for two years following the termination (three years for Mr. Martinez).

A "change in control" generally occurs if:

- Anyone becomes the beneficial owner of 20% or more of the outstanding Sears common shares or the combined voting power of all voting securities,

- The Board's nominees for election do not constitute a majority of the Board following the election,

- A fundamental corporate change occurs, such as a reorganization, merger, consolidation, liquidation, or dissolution or a sale of substantially all of Sears assets, unless Sears shareholders and directors maintain control of the resulting entity.

CERTAIN STOCK OPTION AND RESTRICTED SHARES PROVISIONS

This section describes the material terms of the stock options, restricted shares, performance-based stock options and performance-based restricted shares held by the Named Officers as of January 31, 2000. See the "Option Grants in 1999" table on page 14 for detailed information.

STOCK OPTIONS

Generally, the options the Company granted to the Named Officers in 1999 vest in three equal annual installments, beginning for some awards one year and for other awards two years after the date of grant, and remain exercisable until the tenth anniversary of the grant date. The vesting rule is subject to the following exceptions:

- Generally, a prorated portion of unvested options will continue to vest after a Named Officer's normal retirement at age 65, his Company-approved early retirement or his death or permanent disability. (Mr. Day received a grant that does not continue to vest after his retirement.)

- 100% of the options will vest upon a "change in control" of the Company (as defined above under the heading "Officers' Agreements").

- A performance-based grant to Mr. Day is subject to the vesting schedule described under "Performance-Based Stock Options" on page 18.

In addition, the options include limited stock appreciation rights that become exercisable in certain cases upon a change of control.

IF A NAMED OFFICER CEASES TO BE EMPLOYED BY THE COMPANY BEFORE HE BECOMES ENTITLED TO EXCHANGE HIS RESTRICTED SHARES OR HIS PERFORMANCE-BASED RESTRICTED SHARES, HE WILL FORFEIT THOSE SHARES.

The Company can terminate all outstanding stock options, vested and unvested, if it merges with another entity or enters into certain other extraordinary transactions. In the event of such a transaction, the Company must make one of three equitable adjustments to the outstanding options:

-  Replace the options with equivalent options for shares in the new entity;

- Accelerate the vesting of options so that they are exercisable prior to the transaction; or

- Pay in cash the difference between the exercise price of the options and the market price of the stock underlying the options -- whether vested or unvested -- on the date of the transaction.

RESTRICTED SHARES

Restricted shares are Sears common shares that cannot be sold or otherwise transferred. A Named Officer or his estate can exchange his restricted shares (other than performance-based restricted shares described below) for unrestricted shares upon:

-  The scheduled vesting date of the grant, which varies by grant;

-  Retirement at age 65;

-  Early retirement with Company approval after age 60;

-  Death;

-  Permanent disability; or

- A "change in control" of the Company (as defined under the heading "Officers' Agreements").

Under a policy of the Sears Compensation Committee, a holder of restricted shares who retires before age 60 is permitted to exchange a prorated portion of the restricted shares for unrestricted shares.

PERFORMANCE-BASED STOCK OPTIONS

In 1997, the Company granted performance-based stock options to Mr. Martinez and Mr. Lacy. In 1999, the Company granted performance-based stock options with the same conditions to Mr. Day. Subject to the performance-based vesting conditions described below, the performance-based options become exercisable in three installments, one-half on the sixth anniversary of the date the options were granted and one-quarter on each of the seventh and eighth anniversaries. A Named Officer must remain employed by the Company through the vesting date to be able to exercise the full amount of his performance-based option.

These time-based vesting requirements are subject to some exceptions, pursuant to which a prorated portion of the performance-based options will become exercisable under the circumstances described below. The number of prorated options will be calculated by multiplying the total number of shares underlying the option for each scheduled vesting date by a fraction, the numerator of which is the number of months that elapse between the grant date and the date the applicable Named Officer's employment terminates and the denominator of which is the number of months from the date of grant to the date the installment otherwise vests.

- A Named Officer's Prorated Options will continue to vest after normal retirement (age 65), Company-approved early retirement, death or permanent disability.

- A Named Officer's Prorated Options will become exercisable after a "change in control" (as defined above under the heading "Officers' Agreements") if (i) the Named Officer and the Company mutually agree to end his employment or
   (ii) the Named Officer resigns because his job responsibilities or salary change significantly.

- 100% of a Named Officer's option will become exercisable if, following a change in control, the Company without cause terminates the Named Officer's employment.

In addition to the time-based vesting requirements, the performance-based options are subject to the following provisions:

- 50% of each installment will become exercisable if prior to March 12, 2001 the daily average price for Sears common shares is at least $75.00 per share for 20 consecutive trading days (the "50% condition"); and

- 100% of each installment will become exercisable if prior to March 12, 2003 the daily average price for Sears common shares is at least $100.00 per share for 20 consecutive trading days (the "100% condition").

The performance-based options (including any Prorated Options) will become exercisable only when and to the extent that the 50% condition or the 100% condition has been satisfied.

If the Company undergoes a change in control, for 60 days following the change in control, the Named Officers will have stock appreciation rights with respect to their vested performance-based options.

The Company can terminate all outstanding performance-based options, vested and unvested, if it merges with another entity or enters into certain other extraordinary transactions. In the event of such a transaction, the Company must make one of three equitable adjustments to the outstanding performance-based options:

-  Replace the options with equivalent options for shares in the new entity;

- Accelerate the vesting of the options so that they are exercisable prior to the transaction; or

- Pay in cash the difference between the exercise price of the options and the market price of the stock underlying the options -- whether vested or unvested -- on the date of the transaction.

PERFORMANCE-BASED RESTRICTED SHARES

In 1997, the Company granted performance-based restricted shares to Mr. Lacy. The performance-based restricted shares become exchangeable for unrestricted shares as follows:

- 50% of the restricted shares will become exchangeable for unrestricted shares on the dates specified below if the 50% condition is satisfied.

- 100% of the restricted shares will become exchangeable on the dates specified below if the 100% condition is satisfied.

Subject to satisfying the 50% condition and the 100% condition, the performance-based restricted shares will become exchangeable for unrestricted shares on March 12, 2007. In addition, a prorated portion of the restricted shares will become exchangeable under the circumstances described below. The number of Prorated Restricted Shares will be calculated by multiplying the total number of performance-based restricted shares owned by Mr. Lacy as applicable, by a fraction, the numerator of which will be the number of months that elapse between the grant date and the date the employment of Mr. Lacy terminates and the denominator of which will be the number of months required for full vesting of his performance-based restricted shares (120 months).

- The Prorated Restricted Shares will become exchangeable for unrestricted shares upon normal retirement (age 65), Company-approved early retirement, death or permanent disability.

- The Prorated Restricted Shares will become exchangeable after a change in control if (i) he and the Company mutually agree to end his employment or
   (ii) he resigns because his job responsibilities or salary change significantly.

- 100% of the restricted shares will become exchangeable if, following a change in control, the Company without cause terminates his employment.

Notwithstanding the foregoing vesting rules, the performance-based restricted shares and Prorated Restricted Shares will become exercisable only when and to the extent that the 50% condition or the 100% condition has been satisfied.

REPORT OF THE COMPENSATION COMMITTEE
--------------------------------------------------------------------------------

Sears focus is to create superior total shareholder return. The Compensation Committee has established a charter and compensation philosophy designed to reward and support superior performance.

-  AT-RISK PERFORMANCE-BASED PAY

   Executives and managers will continue to have a significant portion of pay delivered through variable pay plans. Those plans require the Company to achieve financial performance targets the Compensation Committee established to create shareholder value. In prior years, base salary increases were below market to increase the portion of compensation that was at-risk. Now, at-risk pay comprises the desired percentage of total compensation established by the Company.

-  SHAREHOLDER ALIGNMENT

   Executives' compensation should place their interests in line with those of the Company's shareholders. The payout formulas in the Company's compensation programs are performance-based. In prior years, the Company increased the percentage of executive compensation paid in the form of Sears shares and stock options, and decreased the percentage paid in cash. The objective of this compensation strategy was to encourage executives and managers to think and act more like owners. When shareholders are rewarded, executives and managers will share in those rewards.

-  CUSTOMER FOCUSED

   As a retailer, the Company's pay practices at all levels should emphasize the primacy of Sears core customer. Those practices must reinforce Sears commitment to providing her with the products and services she wants. Accordingly, a portion of executives' and managers' at-risk pay is determined by the customer's assessment of how well Sears is meeting her needs.

-  MANAGEMENT DEVELOPMENT

   Compensation programs must attract and retain the talented people necessary to meet the Company's current and future leadership needs. Pay practices must clearly signal to Sears associates that Sears values them, their talents and their ideas as assets to be invested in, rather than costs to be minimized. Sears associates, however, must be capable of achieving performance goals while simultaneously introducing innovative ideas. The Company designed its pay practices to attract achievement-oriented people who demonstrate individual and team commitment to superior performance and improved shareholder value.

The Compensation Committee is composed of independent, non-employee directors. The Committee helps the Board establish the Company's executive compensation philosophy. The Committee approves the terms and conditions of employment for executive officers and administers the compensation programs for these officers. In addition, the Committee oversees benefit plans covering all associates, recommending changes in these plans to the Board. The Committee uses the advisory services of independent compensation and benefits consultants in meeting its responsibilities.

The Committee looks at other companies' compensation practices to determine the competitiveness of Sears executive compensation. The comparison group includes not only firms that compete in the Company's primary lines of business but also those with which the Company competes for investor capital and executive talent. The Committee believes that the Company's most direct competitors for executive talent are not necessarily the same companies that would be included in a line-of-business peer group. The compensation peer group is not identical to the companies included in the S&P Retail Stores Composite Index or the S&P Retail Department Stores Index used for the Performance Graph on page 23, although some companies are in both the compensation peer group and one or both of the Indexes.

PERFORMANCE-BASED EQUITY INCENTIVES

To emphasize Sears commitment to creating greater shareholder value, in 1997 the Company granted performance-based stock options and restricted common shares to certain
 20
members of the Company's management executive committee, which is composed of the Company's most senior officers. The options will become exercisable and the restricted shares will vest only if Sears common shares reach specified prices within specified periods of time. In February 1999, the Compensation Committee amended the 1997 performance-based options and restricted shares to extend by one year the dates for meeting the price tests. The Committee also extended the related vesting schedules for the options and restricted shares. The material terms of those options and restricted shares are described on pages 18 and 19.

BASE SALARY

The Committee annually reviews the base salaries of executive officers. The Committee evaluates management's salary recommendations based on the results achieved by each executive officer, as well as competitive salary practices. As the Committee has increased executive officers' potential annual bonuses, the Committee again in 1999 kept increases in base salary below market levels.

ANNUAL BONUS

In 1998, the Board approved annual target incentives that were designed to provide bonuses at the 75th percentile of peer group compensation if the Company's earnings-per-share improved a specific amount over the prior year. For officers with Company-wide responsibilities, the entire bonus was based on growth of earnings-per-share. For those in business units, one-half of the bonus was based on growth of earnings-per-share, with the remainder based on business unit income goals.

The Company assigned bonus targets for each officer based on competitive practice. Actual bonuses will be more or less than targeted depending on Company and business unit performance. In addition, if the officer does not meet the personal objectives established at the beginning of the year, 20% of the actual award will be subject to forfeiture.

Officers can elect to receive all or a portion of their annual bonus in the form of restricted shares, which vest in three equal annual installments. (Restricted shares received pursuant to this election prior to 1999 vest at the end of the three-year period.) Officers who elect to receive restricted shares in lieu of some or all of their cash bonus award will receive a 20% premium on the portion of their bonus that they take in restricted shares. The premium vests at the end of three years.

LONG-TERM PERFORMANCE PLAN

The Company awards stock (or in certain cases stock options) to officers participating in this plan based on the Company's performance over multiple year cycles. The Company sets target award levels at the median of the peer group. Plan participants receive awards if Sears achieves certain targets, as measured by a strategic performance index called the Total Performance Indicators. This index, which the Committee established, measures the Company's progress towards making Sears a "Compelling Place to Work, Shop and Invest."

Officers may elect to receive all or a portion of their long-term incentive award in the form of restricted shares, which vest in three equal annual installments. (Restricted shares received pursuant to this election prior to 1999 vest at the end of the three-year period.) Officers who elect to receive restricted shares in lieu of some or all of their incentive award will receive a 20% premium on the portion of their award that they take in restricted shares. The premium vests at the end of three years.

STOCK OPTIONS

Stock options have been an integral part of executive compensation for many years. The Committee targets stock option grants at the median competitive level. The option exercise price is equal to the market price on the grant date. The Committee generally grants options annually.

STOCK OWNERSHIP GUIDELINES

In keeping with Sears philosophy of developing a mutual commitment between shareholders and management, the Committee previously approved minimum stock ownership guidelines for approximately 225 members of the Company's management team. The minimum levels of ownership range from five times base salary for the CEO to three times base salary for members of the Company's management executive committee to an amount equal to base salary for the other management team members. Associates have five years to acquire sufficient shares to meet the minimum levels. Shares are valued at the higher of original cost or current market price. Unexercised stock options do not count toward meeting the stock ownership guidelines.

POLICY ON DEDUCTIBILITY OF COMPENSATION

Federal tax law limits the Company's tax deduction for annual compensation paid to the Named Officers to $1 million per person, unless certain exceptions apply. One of these exceptions is that compensation based on established performance goals and terms approved by shareholders, in each case as according to requirements in the federal tax laws, is not subject to the $1 million limitation. The Committee, as much as possible, uses and intends to continue to use such performance-based compensation, which should minimize the effect of these tax limits. However, the Committee believes that Sears must attract, retain and reward the executive talent necessary to maximize the return to shareholders and that the loss of a tax deduction may be a necessary and desirable trade-off in some circumstances. Base salary does not qualify as performance-based compensation under IRS regulations. Mr. Martinez has agreed to defer the portion of his 1999 base salary that exceeds $1 million until after he retires.

CEO COMPENSATION

Mr. Martinez's salary, annual bonus, stock option grants and long-term performance plan awards generally follow the policies described above. Amounts paid and granted under these plans are disclosed in the compensation tables beginning on page 12.

In 1998, the Committee approved a 4% increase in Mr. Martinez's base salary from $1,150,000 to $1,200,000. This increase was at the median competitive market level.

Mr. Martinez's 1999 target bonus was based on a pre-approved target level of improvement in the Company's earnings-per-share over the prior year, as described above under "Annual Bonus." The Company's actual earnings-per-share were above target level. Accordingly, Mr. Martinez's 1999 annual bonus of $2,198,550 was also above target level.

In 1999, the Company granted Mr. Martinez an option to purchase 123,871 common shares at a grant price of $40.07. The Company also granted Mr. Martinez an option to purchase 123,871 common share at a grant price of $44.07.

CONCLUSION

The Compensation Committee believes that Sears executive compensation programs align the interests of the Company's executive officers with those of the shareholders and support the transformation efforts that are underway to make Sears a "Compelling Place to Shop, Work and Invest."

COMPENSATION COMMITTEE:

BRENDA C. BARNES (CHAIRMAN)
ALSTON D. CORRELL, JR.
W. JAMES FARRELL
MICHAEL A. MILES
PATRICK G. RYAN
DOROTHY A. TERRELL

COMPENSATION COMMITTEE
INTERLOCKS AND INSIDER PARTICIPATION
--------------------------------------------------------------------------------

During 1999, the following directors (none of whom was or had been an officer or employee of the Company or any of its subsidiaries) served on the Company's Compensation Committee: Brenda C. Barnes, Alston D. Correll, Jr., W. James Farrell, Michael A. Miles, Clarence B. Rogers, Jr., Patrick G. Ryan and Dorothy
A. Terrell. There were no interlocks with other companies within the meaning of the Securities and Exchange Commission's proxy rules during 1999.

PERFORMANCE GRAPH
--------------------------------------------------------------------------------

The following graph compares the performance of Sears common shares with that of the S&P 500 Index, the S&P Retail Stores Composite Index and the S&P Retail Department Stores Index.

The S&P Retail Stores Composite Index consists of all companies included in the S&P 500 Index in the broadly defined retail sector, which includes competing retailers of softlines (apparel and domestics) and hardlines (appliances, electronics and home improvement products), as well as food and drug retailers. The S&P Retail Department Stores Index consists primarily of department stores that compete with the Company's full-line stores.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

DECEMBER 1994 THROUGH DECEMBER 1999

                              [PERFORMANCE GRAPH]

------------------------------------------------------------------------------------------------------------
                        1994           1995           1996           1997           1998           1999
    ----------------------------------------------------------------------------------------------------
    SEARS              100.00         175.51         211.07         211.38         202.13         147.86
    -------------------------------------------------------------------------------------------------
    S&P 500            100.00         137.54         169.09         225.48         289.93         350.93
    -------------------------------------------------------------------------------------------------
    S&P RETAIL         100.00         111.93         131.81         190.66         307.52         372.50
    COMPOSITE
    -------------------------------------------------------------------------------------------------
    S&P RETAIL         100.00         115.24         130.36         164.42         168.43         143.19
    DEPT. STORES
------------------------------------------------------------------------------------------------------------

Assumes $100 invested on the last day of December 1994. Dividends are reinvested at the end of the month in which the ex-dividend date falls. The above graph and figures account for the spin-off of The Allstate Corporation (June 30, 1995) as though it were a cash distribution and the cash were reinvested in common shares of the Company.

ITEM 2: APPOINTMENT OF AUDITORS
--------------------------------------------------------------------------------

Item 2 is the ratification of the Audit Committee's recommendation that Deloitte & Touche LLP be appointed independent public accountants to audit the financial statements of the Company for fiscal year 2000. Representatives of Deloitte & Touche LLP will be present at the meeting. They will be available to respond to your questions and may make a statement if they desire.

THE BOARD RECOMMENDS THAT YOU VOTE TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS AUDITORS FOR 2000 AS PROPOSED IN ITEM 2.

ITEM 3: PROPOSAL TO APPROVE
SEARS, ROEBUCK AND CO.
2000 EMPLOYEES STOCK PLAN
--------------------------------------------------------------------------------

Item 3 is a proposal to approve a new stock plan--the Sears, Roebuck and Co. 2000 Employee Stock Plan. Under Sears existing stock plans, only 811,031 shares remain available for grant as of March 1, 2000. Thus, additional shares are needed in order to continue the Company's equity-based compensation over the next few years.

The Board of Directors believes that equity-based compensation increases the Company's ability to attract and retain the quality talent necessary for the Company's success, and helps to align the interests of participating employees with the interests of other Sears shareholders.

Accordingly, the Board adopted the Plan on March 8, 2000, subject to shareholder approval. The Board believes that the adoption of the Plan is in the best interest of Sears and recommends that shareholders approve the Plan. The following is a summary of the major provisions of the Plan. The full text of the Plan is set forth in Appendix B to this proxy statement, and shareholders should refer to the Plan for more complete and detailed information.

The Plan is intended to:

-  attract and retain management and other employees;

-  motivate participants to achieve long-range goals;

- provide incentive compensation opportunities that are competitive with those of other similar companies; and

- further align participants' interests with those of our other shareholders through Sears stock-based compensation.

If Sears shareholders approve the Plan it will be effective as of May 11, 2000. No grants will be made after May 11, 2010.

On March 13, 2000, the reported closing price of Sears common stock for New York Stock Exchange Composite Transactions was $27.44 per share.

NUMBER OF SHARES SUBJECT TO THE PLAN

The Plan provides for awards for fifteen million shares, plus any shares authorized but unissued under Sears 1990 Stock Plan and 1994 Stock Option Plan. Any shares surrendered or forfeited in connection with this or the prior plans will again become available for grant under this Plan. For example, shares related to awards (under this Plan and the prior plans) that expire unexercised, are settled in cash in lieu of common stock, or are otherwise forfeited or canceled, and shares withheld for taxes or used to pay an option exercise price, will be available for additional awards under the Plan. As of March 1, 2000, under the 1990 and 1994 Plans there were a total of 22,774,753 shares underlying outstanding options that have not yet been exercised and 410,185 restricted shares outstanding; and under the 1994 Plan there were an additional 811,031 authorized but unissued shares available for grant.

ELIGIBILITY

All employees of Sears and its subsidiaries are eligible to participate in the Plan. Sears and its subsidiaries have approximately 326,000 employees. An award may be granted to a prospective employee in connection with hiring, but cannot become effective before the date the employee first performs services.

TYPES OF AWARDS

The following types of awards may be granted under the Plan:

-  options to purchase shares of common stock of Sears;

-  recognition rights to receive shares;

- rights to receive shares in lieu of benefits under other compensation arrangements; and

-  stock appreciation rights.

Shares under the Plan may be either "restricted"--subject to time and/or performance-based vesting--or unrestricted.

OPTIONS

The terms of option awards will vary, within limits set by the Plan. Typical option awards will cover the following terms:

-  when the option vests;

-  whether the option vests all at once or in installments;

-  how long the option is exercisable;

-  whether the option is forfeited under certain conditions.

The Plan provides a maximum exercise date of ten years from the date of grant for incentive stock options. No option may be exercised unless the optionee remains employed by Sears or affiliates until at least six months after the grant date. The exercise price of options may not be less than the fair market value of Sears common shares on the date of the option grant. An optionee may pay the exercise price of an option either in cash, or in Sears common shares if the optionee has owned the shares for at least six months. In addition, the Company may establish a "cashless exercise" procedure, under which the optionee may sell some or all of the option shares and use the proceeds to pay the exercise price. Finally, if the terms of the option allow, the optionee may pay the exercise price in installments at least annually over not more than five years, with interest at prevailing interest rates.

RECOGNITION RIGHTS

Recognition rights under the Plan are rights to receive Sears common shares. They may be granted as a bonus, or in payment of a bonus or incentive award otherwise payable. They may be granted subject to performance goals established by the Compensation Committee of the Board in its discretion. Such goals may relate to Sears or to any of its businesses, and may include any or all of the following: share price, market share, revenue, earnings per share, return on equity, return on assets, cash flow, return on investment, net income, net income per share, operating earnings, operating earnings per share, economic value added, market value added, customer satisfaction performance goals measured by independent customer satisfaction surveys, and employee opinion survey results measured by an independent firm. The Compensation Committee may not adjust the performance goals for a performance cycle after they are set.

STOCK APPRECIATION RIGHTS

Stock appreciation rights may be granted in tandem with any option, recognition right, payment right or shares, or may be freestanding. Participants may elect to surrender stock appreciation rights or related tandem grants and receive the fair market value, on the date of surrender, of the shares to which the surrendered stock appreciation rights or tandem grants relate, less their fair market value on the grant date. No stock appreciation right may be exercisable unless the participant remains employed by Sears or its affiliates for at least six months after the date granted. Payment to participants upon the exercise of stock appreciation rights generally will be made in cash or in shares valued at their fair market value on the date the stock appreciation rights are exercised.

PAYMENT RIGHTS

Payment rights under the Plan may provide for the grant of shares, options, recognition rights or stock appreciation rights in payment of or in consideration of the surrender of some or all of the participant's other or additional compensation.

TAX WITHHOLDING RIGHTS

Awards under the Plan may include tax withholding rights. These rights allow an award recipient to satisfy tax withholding requirements by having shares withheld from the award or by tendering previously acquired shares back to Sears.

PAYMENTS TO PARTICIPANTS

Payments under the Plan may be made in the form of restricted or unrestricted shares, cash or some other form Sears determines is of equal value. Sears may permit or require a deferral of any award payment, and may include provisions for the crediting of interest or dividend equivalents and converting any credits into deferred stock equivalents. If an award is canceled or terminated, Sears may pay the participant an amount that Sears determines to be fair and equitable based upon the value and benefits received by Sears, the value to the participant of the canceled or terminated grant or other factors.

PARTICIPANTS' RIGHTS

Awards under the Plan other than unrestricted shares are not transferable except as designated by the participant by will or by laws of descent and distribution, or as otherwise provided by Sears. Sears will establish when awards under the Plan will vest. In general, restricted shares may not vest unless the participant remains employed by Sears or its affiliates for at least six months after the grant date. A holder of restricted shares or shares for which the purchase price is being paid in installments will be entitled to voting and dividend rights unless Sears provides otherwise, and Sears may impose additional limitations on the rights of holders of these shares.

OTHER LIMITS ON AWARDS

No more than 15 million shares may be issued upon the exercise of incentive stock options under the Plan, and no more than 1.5 million shares may be granted to any participant as stock options or shares to which stock appreciation rights relate during any five-year period. No more than one million shares may be acquired in any year by any participant under performance-based recognition rights.

ADMINISTRATION

The Plan will be administered by the Board of Directors or a committee of non-employee directors. The Compensation Committee of the Board has been appointed as the committee and is authorized to exercise all powers of Sears under the Plan. The Compensation Committee is authorized to make any determination and prescribe any provision and interpretation in connection with the Plan. In addition, Sears senior officers may act with respect to awards to the extent authorized by the Board or the Compensation Committee.

ADJUSTMENTS IN CONNECTION WITH CERTAIN EVENTS

In connection with certain distributions to shareholders, changes of control, extraordinary corporate transactions or other events specified in the Plan, Sears may make customary adjustments to the Plan and outstanding awards.

Awards under the Plan may provide that, if a change of control of Sears occurs (as defined in the Plan -- see Appendix B), options granted at least six months prior to the change of control will become immediately exercisable and for 60 days following the change of control each participant can elect to surrender any exercisable option for an amount equal to the excess of the fair market value of the shares on the date of surrender over the option price. Under the Plan, a change of control generally occurs if:

- anyone becomes the beneficial owner of 20% or more of the outstanding Sears common shares or the combined voting power of all voting securities,

- the Board's nominees for election do not constitute a majority of the Board following the election,

- a fundamental corporate change occurs, such as a reorganization, merger, consolidation, liquidation, or dissolution or a sale of substantially all of Sears assets, unless Sears shareholders and directors maintain control of the resulting entity.

AMENDMENT

The Board may amend the Plan without shareholder approval to the fullest extent permitted by New York law.

FEDERAL INCOME TAX CONSEQUENCES

The following material summarizes the principal anticipated federal income tax consequences of option grants under the Plan to participants and Sears.

CONSEQUENCES TO PARTICIPANTS

INCENTIVE STOCK OPTIONS. Holders of an incentive stock option will not recognize income when they receive an option or when they receive shares upon exercising an option, if the participant was an employee of Sears or a subsidiary from the date of grant through the date three months prior to exercise. However, when the holder disposes of the shares by sale or other taxable exchange, he or she recognizes income. If the disposition is within two years after the grant of the option or one year after exercise of the option, the holder realizes ordinary income on the amount by which the fair market value on the date of exercise or the amount by which the sum realized on the sale of the shares (whichever is less) exceeds the option price. Any additional gain realized is capital gain. If the disposition occurs after these holding periods the entire amount realized in excess of the option price is treated as a capital gain.

NON-QUALIFIED OPTIONS. When an optionee exercises a non-qualified option, he or she generally realizes ordinary income on the amount by which the fair market value of the shares acquired exceeds their option price.

CONSEQUENCES TO SEARS AND ITS AFFILIATES. To the extent individual optionees qualify for capital gains tax treatment, neither Sears nor its affiliates will generally be entitled to a deduction for federal income tax purposes. In other cases involving options, Sears or its affiliates will generally receive a federal income tax deduction at the same time as and in the same amount as the amount which is taxable to the employee as compensation, except Sears deduction may be reduced or eliminated for any compensation arising from an option exercised (or an incentive stock option disposed of in a disqualifying disposition) by Sears chief executive officer or one of its four other highest paid executive officers in office at the end of the year in which the income arises if the option had not been granted by the Compensation Committee.

THE BOARD RECOMMENDS THAT YOU VOTE TO APPROVE THE SEARS, ROEBUCK AND CO. 2000 EMPLOYEES STOCK PLAN AS PROPOSED IN ITEM 3.

ITEM 4: SHAREHOLDER PROPOSAL REGARDING THE CLASSIFIED BOARD
--------------------------------------------------------------------------------

Item 4 is a proposal submitted by Martin Glotzer, 7061 N. Kedzie Avenue, Suite 301, Chicago, IL, 60645 and Frank Gopen, the Plan Administrator of New England Mfg. Corp. Employees' Profit Sharing Plan and Trust, P.O. Box 278, Brookline, MA, 02146-0002. Mr. Glotzer has indicated to the Company that as of August 23, 1999 he owned 10 common shares. Mr. Gopen has indicated to the Company that as of September 13, 1999 the New England Mfg. Corp. Employees' Profit Sharing Plan and Trust owned 110 common shares.

SHAREHOLDER PROPOSAL

RESOLVED: That the stockholders of Sears, Roebuck and Co., assembled in annual meeting in person and by proxy, hereby request that the Board of Directors take the needed steps to provide that at future elections of directors new directors be elected annually and not by classes, as is now provided, and that on expiration of present terms of directors, their subsequent election shall also be on an annual basis.

SHAREHOLDERS' SUPPORTING STATEMENT

Continued very strong support along the lines we suggest were shown at the last annual meeting when 49.081%*, 10,779* owners of 136,585,219* shares, were cast in favor of this proposal. The vote against included 47,143,361* unmarked proxies. (*Management is requested to insert the correct figures.)

For many years the Lewis D. and John J. Gilbert, Corporate Democracy Inc. 29 East 64th Street, New York, NY 10021-7043, policy has been to propose and support similar proposals at various publicly owned Companies.

Sears Director, Mr. Richard C. Notebaert was formerly Chairman of the Board, President and Chief Executive Officer of Ameritech Corporation. The Board of Directors of

Ameritech voted for and approved a change in its by-laws from "staggered system" to annual elections of Directors and it is now in effect.

It is our belief that many stockholders in companies, where this proposal has appeared, have voted for this proposal.

If you agree, please mark your proxy for this resolution; otherwise, it is automatically cast against it, unless you have marked to abstain.

*Figures inserted by the Company at the shareholders' request.

THE COMPANY'S STATEMENT IN OPPOSITION

The Board of Directors recommends that shareholders vote "against" this proposal.

In 1988, the shareholders of the Company voted to amend the Company's Certificate of Incorporation (the "Certificate") to create a classified Board of Directors. The directors are grouped into three classes approximately equal in number and serve staggered three-year terms. Thus, each year approximately one-third of the Board is up for election. The shareholder-approved amendment provided that the classified Board provisions of the Certificate can only be modified with the vote of at least 75% of the outstanding shares.

The Board, recognizing that a significant minority of shareholders have voted in favor of previous shareholder proposals requesting declassification of the Board, reviewed this issue this past October in an effort to determine whether it would be appropriate to reconsider having a classified Board. After careful review, the Board concluded, for the reasons outlined below, that it is still in the best interests of the Company and its shareholders to maintain a classified Board.

Board classification ensures that the majority of directors at any given time will have experience in the business and affairs of the Company. The Board believes that such a Board is best situated to maximize long-term shareholder value. For instance, continuity on the Board is integral to developing, refining and executing a long-term strategic plan, a process that often takes years. The Board also believes continuity provides directors with an historical perspective of the Company that enhances their ability to make fundamental decisions that are best for the Company -- decisions on strategic transactions, significant capital commitments and careful and consistent use of financial and other resources. At the same time, the Board remains accountable to the shareholders, who retain the power to influence the composition of the Board by proposing and electing alternate nominees for the class of directors to be elected each year. The Board believes that incumbent directors who continue in office will be aware of and influenced by such shareholder activities.

Passage of the shareholder proposal to declassify the Board would only constitute an advisory recommendation to the Board. Declassifying the Board can only be accomplished by amending the Certificate. Under the New York Business Corporation Law, such an amendment to the Certificate must first be approved by the Board and then submitted to the Company's shareholders. As noted above, any amendment to change the current classified Board structure must be approved by the holders of at least 75% of all outstanding Sears common shares. By contrast, passage of the shareholder proposal requires only a majority of the votes cast at the meeting. In considering whether to approve an amendment to declassify, the Board would consider a number of factors, including the likelihood that the amendment would be approved by the required percentage of shareholders. Last year, less than half of the 75% of the outstanding shares that would be required to amend the Certificate voted in favor of a shareholder proposal to declassify.

For these reasons, the Board believes that a classified Board is still in the best interests of the Company and its shareholders.

ACCORDINGLY, THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE AGAINST THIS PROPOSAL AS SET FORTH IN ITEM 4.

VENDOR STANDARDS
--------------------------------------------------------------------------------

The Company is committed to working with vendors that have strong business ethics and regard for human rights. The Company will upon request provide shareholders information about its buying practices and policies and vendor standards.

CERTAIN TRANSACTIONS
--------------------------------------------------------------------------------

As described on page 11, State Street Bank and Trust Company ("State Street") beneficially owns 9.89% of Sears outstanding common shares. State Street provides credit lines to the Company, provides investment management services to the Sears Pension Plan and serves as the trustee under The Sears 401(k) Profit Sharing Plan Trust Agreement. In addition, State Street administers and provides investment management services to the Sears 401(k) Savings Plan. In 1999, the Company, the 401(k) Trust and the Sears Pension Plan Trust together paid State Street approximately $7.5 million for these and related services. Wellspring Resources, LLC, which is owned by State Street, administers the Sears Pension Plan. Wellspring also performs administrative services for the 401(k) Plan. In 1999, the Sears Pension Plan Trust and the 401(k) Trust together paid Wellspring approximately $7.1 million for administrative services to the Sears Pension Plan Trust and the 401(k) Trust.

OTHER MATTERS
--------------------------------------------------------------------------------

Effective March 31, 1998, the Company renewed its directors and officers liability insurance policies in the aggregate amount of $150 million. The 1999 premiums were approximately $1.67 million. The policies expire on March 31, 2001. The insurers are A.C.E. Insurance Co., Lloyds of London, Gulf Insurance Co., Reliance National Insurance Co., Great American Insurance Co., Executive Re Indemnity Co., Zurich-American Insurance Co., Federal Insurance Co. and National Union Fire Insurance Co. No sums have been paid under any directors and officers liability insurance policies or other indemnification obligation in 1999.

APPENDIX A
--------------------------------------------------------------------------------

EXCERPTS FROM BY-LAWS OF SEARS, ROEBUCK AND CO.

                                   ARTICLE I
                            MEETINGS OF SHAREHOLDERS

Section 1. Place of Meetings. All meetings of the shareholders shall be held at such place within or without the State of New York as shall be fixed by the Board of Directors from time to time.

Section 2. Annual Meetings. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held at such time as is specified in the notice of the meeting on either the second Wednesday in May of each year or on such other date as may be fixed by the Board of Directors prior to the giving of the notice of such meeting. The Board of Directors acting by resolution may postpone and reschedule any previously scheduled annual meeting of shareholders.

Nominations of persons for election to the Board of Directors of the Company and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (a) pursuant to the Company's notice of meeting,
(b) by or at the direction of the Board of Directors or (c) by any shareholder of the Company who was a shareholder of record at the time of giving of notice provided for in this By-Law, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this By-Law.

For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) of the foregoing paragraph of this By-Law, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Company not less than 45 days nor more than 75 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year's annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Company's books, and of such beneficial owner and (ii) the class and number of shares of the Company which are owned beneficially and of record by such shareholder and such beneficial owner.

Notwithstanding anything in the second sentence of the preceding paragraph to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Company is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors made by the Company at least 70 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

Only such persons who are nominated in accordance with the procedures set forth in these By-Laws shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective proposal shall be disregarded.

For purposes of this By-Law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

Notwithstanding the foregoing provisions of this By-Law, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall be deemed to affect any rights (i) of shareholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

Section 3. Special Meetings. Special meetings of the shareholders for any purpose or purposes shall be called to be held at any time upon the request of the Chairman of the Board of Directors, the President or a majority of the members of the Board of Directors or of the Executive Committee then in office. Business transacted at all special meetings shall be confined to the specific purpose or purposes of the persons authorized to request such special meeting as set forth in this Section 3 and only such purpose or purposes shall be set forth in the notice of such meeting. The Board of Directors acting by resolution may postpone and reschedule any previously scheduled special meeting of shareholders.

Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected (a) pursuant to the Company's notice of meeting (b) by or at the direction of the Board of Directors or (c) by any shareholder of the Company who is a shareholder of record at the time of giving of notice provided for in this By-Law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law. Nominations by shareholders of persons for election to the Board of Directors may be made at such a special meeting of shareholders if the shareholder's notice required by the third paragraph of Section 2 of Article I of these By-Laws shall be delivered to the Secretary at the principal executive offices of the Company not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

Only such persons who are nominated in accordance with the procedures set forth in these By-Laws shall be eligible to serve as directors and only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective proposal shall be disregarded.

Notwithstanding the foregoing provisions of this By-Law, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law.

APPENDIX B
--------------------------------------------------------------------------------

SEARS, ROEBUCK AND CO. 2000 EMPLOYEES STOCK PLAN

This plan shall be designated as the "Sears, Roebuck and Co. 2000 Employees Stock Plan" (the "Plan"). The Plan has been established by Sears, Roebuck and Co. (the "Company") to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate participants, by means of appropriate incentives, to achieve long-range goals, (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify participants' interests with those of the Company's other shareholders through compensation that is based on the Company's common stock; and thereby promote the long-term financial interest of the Company and the Subsidiaries, including the growth in value of the Company's equity and enhancement of long-term shareholder return.

Pursuant to the Plan, the Company may from time to time, on or before May 11, 2010, grant to all employees of the Company or any of its subsidiaries (as defined in 424(f) of the Internal Revenue Code) ("Subsidiaries") who meet the definition of eligibility under this Plan, options ("Options") to purchase common shares of the Company ("Shares"), rights ("Recognition Rights") to receive shares, rights ("Payment Rights") to grants under the Plan in payment, or upon surrender, of benefits under other or additional compensation arrangements and rights ("Stock Appreciation Rights") to payments based upon the appreciation in the value of Shares. Such Options, Recognition Rights, Payment Rights and Stock Appreciation Rights are referred to herein as "Awards."

Shares under the Plan may be unrestricted ("Unrestricted Shares") or may be subject to automatic cancellation upon such terms and conditions as may be determined by the Company ("Restricted Shares"). Grants under the Plan may be subject to such other terms and conditions, not inconsistent with the Plan, as may be determined by the Company.

ELIGIBILITY

All management and other employees of the Company, including officers, whether or not directors of the Company, and its Subsidiaries, shall be eligible for this Plan. Any individuals who are under contract as independent contractors or as employees of a leasing organization or agency, even if those individuals are later determined (by judicial action or otherwise) to have been common law employees are not eligible for this Plan. An Award may be granted to an employee in connection with hiring, retention or otherwise prior to the date that the employee first performs services for the Company or Subsidiaries provided that such Awards shall not become effective prior to the date the employee first performs services.

OPTIONS

Options granted under the Plan may be either Options which are intended to be incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), or any successor provision ("Incentive Stock Options") or Options which are not intended to be Incentive Stock Options ("Non-qualified Options"). The Company may provide for the exercise of Options in accordance with such terms and conditions, in installments or otherwise, and for such periods from the date of grant, as it may in its discretion determine; provided, however, that any Incentive Stock Option granted under the Plan shall be exercisable for a period of not more than ten years from the date of grant. No Option or Stock Appreciation Right (described below) under the Plan shall be exercisable unless the participant remains in the employ of the Company or its affiliates until at least six months after the date of its grant.

RECOGNITION RIGHTS

Recognition rights under the Plan shall relate to a specified maximum number of Shares granted as, or in payment of, a bonus, or incentive award or pursuant to the exchange of a bonus for restricted shares under any equity swap program, or to provide incentives or recognize special achievements or contributions.

Special Recognition Rights ("Performance-Based Recognition Rights") may also be granted under the Plan to eligible employees selected by the Committee either
(1) in the
form of Unrestricted Shares ("Unrestricted Performance-Based Recognition Rights") upon the attainment of certain performance goals or (2) in the form of Restricted Shares ("Restricted Performance-Based Recognition Rights") that will vest only upon the attainment of certain performance goals. For any such grant of Performance-Based Recognition Rights, the Committee shall identify the period of service (the "Performance Cycle") over which the performance goals relate and shall select participants and establish the performance goals in writing at the beginning of the Performance Cycle. Such performance goals may relate to Sears or any of its businesses and shall include any or all of the following: share price, market share, revenue, earnings per share, return on equity, return on assets, cash flow, return on investment, net income, net income per share, operating earnings, operating earnings per share, economic value added, market value added, customer satisfaction performance goals measured by independent customer satisfaction surveys, and employee opinion survey results measured by an independent firm. Each objective performance goal must be based upon or measured by criteria which would permit a third party having knowledge of the relevant facts to determine whether the objective performance goal was satisfied and to calculate the amount of the Unrestricted Performance-Based Recognition Rights to be granted to a participant or the amount of Restricted Performance-Based Recognition Rights that shall vest with respect to any participant. The Committee shall have no discretion to adjust the goals for a Performance Cycle once they have been set. The Committee must certify in writing, that the goals have been met before any grants of Unrestricted Performance-Based Recognition Rights may be made and before any Restricted Performance-Based Recognition Rights may vest.

PAYMENT RIGHTS

Payment rights under the Plan shall provide for the grant of a specified maximum number of Shares or for the grant of Options, Recognition Rights or Stock Appreciation Rights in payment of all or a portion of compensation under any bonus or incentive arrangement, or equity swap program, or other or additional compensation arrangements of the Company or any of its Subsidiaries or in consideration of the surrender of all or a portion of such compensation.

STOCK APPRECIATION RIGHTS

Stock Appreciation Rights (including limited Stock Appreciation Rights exercisable in limited circumstances such as a change of control or other extraordinary corporate transaction) may be granted in tandem with or otherwise relate to any Option, Recognition Right, Payment Right, or Restricted or Unrestricted Shares under the Plan ("Tandem Grants"), or may be independent of any Tandem Grant ("Free-standing Stock Appreciation Rights"). Each Stock Appreciation Right shall entitle the participant to elect to surrender all or a portion of such Stock Appreciation Right (and, to the extent, if any, provided by the Company, any Tandem Grant) and receive, from the Company or any of its affiliates, with respect to the number of Shares as to which such surrendered Stock Appreciation Right (or portion thereof) relates, up to an amount in payment equal to the fair market value of such Shares on the date of surrender less the fair market value (the "Grant Date Market Price") of such Shares on the date of grant of the Tandem Grant or Free-standing Stock Appreciation Right, as the case may be.

TAX WITHHOLDING RIGHTS

All distributions under the Plan are subject to withholding of all applicable taxes, and the committee may condition the delivery of any Shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements and limitations as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations be satisfied through cash payment by the participant, through the surrender of Shares of stock which the participant already owns, or through the surrender of Shares of stock to which the participant is otherwise entitled under the Plan.

PURCHASE PRICE

The purchase price per Share to be specified in any Option granted under the Plan shall not be less than the fair market value of such a Share on the date such Option is granted. The Company may provide that such purchase price per Share shall be paid to the Company by the participant in cash, Shares acceptable to the Company owned by the holder of the Option for at least six months prior to the date of exercise of the Option, any other lawful form of consideration therefor, or a combination thereof, in full no later than the time of receipt of such Share or in installments (which are payable not less than annually over a period of not more than five years from the date of purchase, provided that the aggregate amount of principal which has been repaid at any time shall not be less than one-fifth of such purchase price multiplied by the number of whole years since the date of purchase, and bear interest at a rate at least comparable to generally prevailing rates charged by lenders unaffiliated with the Company for loans of a similar nature and maturity) upon such terms and conditions (including the security, if any, therefor) as the Company may determine. No purchase price shall be required to be specified in connection with any Recognition Right granted under the Plan. Fair market value as of any date shall be the mean between the lowest and highest reported sale prices of stock on that date on the principal exchange or market on which the stock is then listed or admitted to trading.

The Company may permit a participant to elect to pay the purchase price upon the exercise of an Option by irrevocably authorizing a third party to sell Shares of stock (or a sufficient portion of the Shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise.

PAYMENTS TO PARTICIPANTS

Payments to participants in connection with Options, Recognition Rights, Payment Rights, Stock Appreciation Rights or other rights under the Plan may be in the form of Restricted or Unrestricted Shares, or in the form of cash (or such other form as may be determined by the Company equivalent in value thereto) in up to an amount equal to the fair market value of an equal number of Unrestricted Shares. In connection with cancellation or termination of any Restricted Share, Option, Recognition Right, Payment Right, Stock Appreciation Right or other right of any participant under the Plan (whether pursuant to the terms of the Plan or any grant under the Plan, agreement between the Company and the participant, or otherwise), the Company may provide for payment to such participant of such amount as the Company may determine to be fair and equitable to the participant or in the interest of the Company.

The Company may permit or require a deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents and may include converting such credits into defined stock equivalents.

PARTICIPANTS' RIGHTS

Except as otherwise provided by the Company, Restricted Shares, Options, Recognition Rights, Payment Rights, Stock Appreciation Rights and other rights (other than Unrestricted Shares) under the Plan shall be exercisable during a participant's lifetime only by the participant or the participant's guardian or legal representative and may not be transferable except as designated by the participant by will or by the laws of descent and distribution. Certificates for Restricted Shares or for Shares for which the purchase price is being paid in installments shall not be delivered to participants, and such Shares may be represented by certificates deposited with, or held in book--entry form by, such person or persons as may be determined by the Company. A holder of Restricted Shares or of Shares for which the purchase price is being paid in installments shall otherwise be entitled to all the rights (including voting and dividend rights) of a holder of an equivalent number of Unrestricted Shares, except as may otherwise be provided by the Company.

VESTING

Restricted Shares may be exchangeable for Unrestricted Shares at such time and upon such terms and conditions as the Company may determine if the participant remains in the employ of the Company or its Subsidiaries not less than six months after the earliest of the issuance of such Restricted Shares, the grant of any related Option, Recognition Right, Payment Right or Stock Appreciation Right under the Plan or, in the case of Restricted Shares related to any Payment Right, the grant of the compensation under the other or additional compensation arrangement in respect of which such payment right is granted.

NUMBER OF SHARES SUBJECT TO THE PLAN

Subject to the following provisions of this section, the maximum number of Shares that may be delivered to participants and their beneficiaries under the Plan shall be equal to the sum of (i) 15,000,000 Shares; and (ii) any Shares available for future Awards under the 1990 Employees Stock Plan and the 1994 Employees Stock Plan (the "Prior Plans") as of the Effective Date; any Shares that are represented by Awards granted under any Prior Plans and outstanding on the Effective Date which are thereafter forfeited, expire or are canceled without delivery of Shares and which result in the forfeiture of the Shares back to the Company; any Shares which are used to satisfy the applicable tax withholding obligations under an option that is outstanding on the Effective Date; and any Shares delivered in full or partial payment of the purchase price of an Option under the Prior Plans that is outstanding on the Effective Date. To the extent provided by the Committee, any Award under the Plan may be settled in cash rather than Shares. To the extent any Shares covered by an Award under the Plan are not delivered to a participant or beneficiary because the Award is forfeited or canceled, or the Shares of stock are not delivered because the Award is settled in cash, or the Shares are used to satisfy the applicable tax withholding obligation, such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares of stock available for delivery under the Plan but shall be deemed to have been delivered for purposes of determining whether any limitations with respect to individual participants have been exceeded. The number of Shares delivered in full or partial payment of the purchase price specified in any Option under the Plan shall be deducted from the number of Shares delivered to the participant pursuant to such Option for purposes of determining the aggregate number of Unrestricted Shares acquired pursuant to the Plan but not for purposes of determining the number of Shares acquired by any individual participant pursuant to the Plan. No more than 3,000,000 Shares may be acquired pursuant to the grant of Recognition Rights, not including any Shares issued pursuant to any equity swap program. In no event shall the aggregate number of Shares issued pursuant to the exercise of Incentive Stock Options under the Plan exceed 15,000,000. The maximum number of Shares subject to stock options or to which Stock Appreciation Rights relate that are granted to any participant during any five-year period during the term of the Plan may not exceed 1,500,000 Shares. If an Option is issued in tandem with Stock Appreciation Rights, such that the exercise of the Option or Stock Appreciation Rights with respect to a Share cancels the tandem Stock Appreciation Rights or Option right, respectively, with respect to such Share the tandem Option and Stock Appreciation Rights with respect to each Share shall be counted as covering but one Share for purposes of applying the limitations of this paragraph. The maximum number of Shares that may be acquired in any calendar year pursuant to the grant of any Performance-Based Recognition Rights shall be one million shares.

ADJUSTMENTS IN CONNECTION WITH CERTAIN EVENTS

The Company may make such provision with respect to the Plan, including without limitation adjustments in the number of Shares which may thereafter be acquired under the Plan in the aggregate, the number of Shares that may thereafter be subject to Options granted to any employee and to which Free-standing Stock Appreciation Rights granted to such employee may relate in the aggregate, the number of shares to which Performance-Based Recognition Rights granted to any employee may relate, the number of Restricted Shares outstanding under the Plan or the number of Restricted or Unrestricted Shares subject to Options, Recognition Rights, (including Performance-Based Recognition Rights) Payment Rights, Stock Appreciation Rights or other rights outstanding under the Plan, or the purchase price or Grant Date Market Price specified in Options, Payment Rights, Stock Appreciation Rights or other rights outstanding under the Plan, or for the termination or continuation of Restricted Shares, Options, Recognition Rights, Payment Rights, Stock Appreciation Rights or other rights outstanding under the Plan, as it may determine to be appropriate and equitable, in connection with any stock dividend, stock split or combination or other reduction in the number of issued common Shares of the Company or in connection with any merger, consolidation, reorganization, sale or exchange of substantially all assets, change of control, spin-off or other distribution of any assets of the Company or any affiliate or all or any portion of the interest of the Company in any affiliate to the shareholders, or dissolution of the Company.

ADMINISTRATION

The Plan shall be administered by the Board of Directors of the Company (the "Board") or, to the extent authorized by or pursuant to a resolution of the Board, a committee of nonemployee directors of the Company (the "Committee") or senior officers of the Company, (the "Plan Administrators"). Each Plan Administrator shall, to the extent not inconsistent with the Plan and to the extent so authorized by or pursuant to a resolution of the Board, have the power to select participants to whom Options, Recognition Rights, Payment Rights, Stock Appreciation Rights or tax withholding rights shall be granted; determine the purchase price or Grant Date Market Price, if any, in connection therewith or the basis for establishing such price, whether such purchase price may be paid in installments, and the form of payment of such purchase price; determine the number of Restricted or Unrestricted Shares to be granted or subject to Options, Recognition Rights, Payment Rights, Stock Appreciation rights or tax withholding rights; determine the other terms and conditions, if any, to which any grant of Shares, Options, Recognition Rights, Payment Rights, Stock Appreciation Rights or tax withholding rights under the Plan shall be subject and to amend, modify or waive any term or condition of any such grant (provided, however, that no such amendment or modification shall impair any outstanding right of any participant without the consent of such participant, except to the extent permitted under the terms and conditions of such grant as then in effect); and authorize any action of or make any determination by the Company and prescribe such provisions and interpretations in connection with the Plan as such Plan Administrator shall deem necessary or advisable for carrying out the purposes of the Plan.

RELATIONSHIP TO OTHER PLANS

Nothing in this Plan shall prevent the Company or any affiliate from adopting or continuing other or additional compensation arrangements, including without limitation plans providing for the grant of Restricted or Unrestricted Shares, Options, Recognition Rights, Payment Rights, Stock Appreciation Rights or tax withholding rights. Grants under the Plan may form a part of or otherwise be related to such other or additional compensation arrangements.

CHANGE OF CONTROL

A "Change of Control" as used in any agreement relating to an Award shall mean:

(a) The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended [the "Exchange Act']) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding common Shares of the Company (the "Outstanding Company Common Shares") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege); (ii) any acquisition by the Company or any of its subsidiaries;
    (iii) any acquisition by an employee benefit plan (or any related trust) sponsored or maintained by the Company or any of its subsidiaries; or (iv) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and (iii) of (c) below are satisfied; or

(b) Individuals who, as of the date hereof constitute the Board of Directors of the Company (the "Board")(as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) Approval by the shareholders of the Company of a "Business Combination," which shall mean a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (i) more than 60% of, respectively, the then outstanding common Shares of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Shares and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Shares and Outstanding Company Voting Securities, as the case may be,
    (ii) no Person (excluding the Company, any of its subsidiaries, any employee benefit plan (or related trust) sponsored or maintained by the Company, any of its subsidiaries or such corporation resulting from such reorganization, merger or consolidation, and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the Outstanding Company Common Shares or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding common shares of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

(d) Approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than a corporation, with respect to which following such sale or other disposition, (A) more than 60% of, respectively, the then outstanding common shares of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Shares and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Shares and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company, any of its subsidiaries, and any employee benefit plan (or related trust) sponsored or maintained by the Company, any of its subsidiaries or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Company Common Shares or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% more of, respectively, the then outstanding common Shares of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the

    Board providing for such sale or other disposition of assets of the Company.

For purposes of the foregoing definition of "Change of Control," a "subsidiary" of the Company shall mean any corporation in which the Company, directly or indirectly, holds a majority of the voting power of such corporation's outstanding shares of capital stock.

AMENDMENT

The Board shall, in its discretion, have the power to amend the Plan from time to time, without shareholder approval to the fullest extent permitted under the New York Business Corporation Law as in effect at the time of such amendment.

EFFECTIVE DATE

Subject to the approval of the shareholders of the Company at the annual meeting of the shareholders, the Plan shall be effective as of May 11, 2000 (the "Effective Date"); provided, however, that to the extent Awards are granted under the Plan prior to its approval by shareholders, the Awards shall be contingent on approval of the Plan by the shareholders of the Company at such annual meeting.

                             Sears, Roebuck and Co.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                           OF SEARS, ROEBUCK AND CO.

P         The undersigned, revoking any proxy previously given, hereby appoint(s) Arthur C. Martinez, Julian C. Day and Alan J. Lacy, and each of
R them, as proxies with full powers of substitution, to vote, as directed on the reverse side of this card, all shares the undersigned is entitled to
O vote at the 2000 Annual Meeting of Shareholders of Sears, Roebuck and Co. and authorizes each proxy to vote at his discretion on any other matter
X that may properly come before the meeting or at any adjournment of the meeting.
Y

          This card also provides voting instructions for any Sears common shares held on the undersigned's behalf in the Sears 401(k) Savings Plan.

          The nominees for election to the Board of Directors are:
               01. Hall Adams, Jr.
               02. James R. Cantalupo
               03. W. James Farrell
               04. Richard C. Notebaert

          Instruction: To maximize the number of nominees elected to Sears, Roebuck and Co.'s Board of Directors, unless otherwise specified below this proxy authorizes the proxies named above to cumulate all votes that the undersigned is entitled to cast at the Annual Meeting for, and to allocate such votes among, one or more of the nominees listed above as the proxies shall determine, in their sole and absolute discretion. To specify a different method of cumulative voting, write "Cumulate For" and the number of shares and the name(s) of the nominee(s) in the space provided below. Please note that you can direct the proxies to cumulate your votes only if you vote by mail.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                SEE REVERSE SIDE

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

[X]  Please mark your
     votes as in this
     example.

This proxy when properly executed will be voted in the manner directed herein and in the discretion of the proxy holders on all other matters properly coming before the meeting. If no direction is made, this proxy will be voted FOR all of the Board of Directors' nominees, FOR proposals 2 and 3 and AGAINST proposal 4, except for any shares the undersigned holds in the Sears 401(k) Savings Plan, which will be voted according to Plan rules.

--------------------------------------------------------------------------------
The Board of Directors recommends a vote FOR proposals 1, 2 and 3.
--------------------------------------------------------------------------------
1.  Election of Directors                     FOR        WITHHELD
     (see reverse)                            [ ]           [ ]
For, except vote withheld from the following nominee(s):

--------------------------------------------------------

2.  Appointment of Deloitte                   FOR        AGAINST       ABSTAIN
    & Touche LLP as independent               [ ]           [ ]          [ ]
    auditors for the year 2000.

3.  Approval of the Sears, Roebuck            [ ]           [ ]          [ ]
    and Co. 2000 Employees Stock Plan.

--------------------------------------------------------------------------------
The Board of Directors recommends a vote AGAINST proposal 4.
--------------------------------------------------------------------------------

4.  Shareholder proposal regarding            FOR        AGAINST       ABSTAIN
    the classified Board.                     [ ]           [ ]          [ ]


--------------------------------------------------------------------------------
                                SPECIAL ACTIONS

I will attend                      I have given written voting
the Annual Meeting. [ ]            instructions, a change of address or
                                   comments on the back of this card.        [ ]

                                   Do not mail me future Annual Reports.
                                   Another household member receives one.    [ ]
--------------------------------------------------------------------------------


SIGNATURE (S)                                               DATE
             ----------------------------------------------     ----------------

NOTE: Please sign exactly as your name or names appear hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, give full title.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                     SEARS
                         PROXY VOTING INSTRUCTION CARD

Your vote is important. Casting your vote in one of the three ways described on this instruction card votes all common shares of Sears, Roebuck and Co. that you are entitled to vote and gives voting instructions for any common shares held on your behalf in the Sears 401(k) Savings Plan.

Please consider the issues discussed in the proxy statement and cast your vote by:

[Computer Graphic]    * Accessing the World Wide Web site
                        http://www.sears.com/vote to vote via the Internet. You can also register at this site to access future proxy materials electronically.

[Telephone Graphic]   * Using a touch-tone telephone to vote by phone toll free
                        from the U.S. or Canada. Simply dial 1-877-779-8683 and follow the instructions. When you are finished voting, your vote will be confirmed and the call will end.

[Envelope Graphic]    * Completing, dating, signing and mailing the proxy card
                        in the postage-paid envelope included with the proxy statement or sending it to Sears, Roebuck and Co., c/o First Chicago Trust Company of New York, P.O. Box 8648, Edison, New Jersey 08818-9147.

You can vote by phone or via the Internet anytime prior to May 11, 2000. You will need the control number printed at the top of this instruction card to vote by phone or via the Internet. If you do so, you do not need to mail in your proxy card.